Exhibit 10 (m)
                                LEASE AGREEMENT


         THIS LEASE AGREEMENT made this 20th day of September 1985, between the CITY OF MIAMI, a Municipal corporation of the State of Florida, hereinafter called the "City", and BAYSHORE PROPERTIES, INC., a Florida corporation, with offices at 2460 South Bayshore Drive, Miami, Florida 33133, hereinafter referred to as the "Company."

                                   WITNESSETH:

         WHEREAS, the City of Miami desires redevelopment and utilization of two adjoining parcels of City-owned property known as the Kelley Property and the Miley Property in general accord with the Dinner Key Master Plan; and

         WHEREAS, the City and Bayshore Properties, Inc. have entered into a Lease Agreement dated the 30th day of Apri1, 1981. for the Kelley Property and a separate Lease Agreement for the Miley Property effective the 1st day of June, 1977; and

         WHEREAS, both Lease Agreements were to expire in the year 2007; and

         WHEREAS, because of complex litigation which precluded the development and use of the Kelley Property for a period in excess of three years the Commission adopted Resolution No. 84-1450 which extended the terms of the Kelley Property lease agreement an additional three years to the year 2010; and

         WHEREAS, Bayshore Properties, Inc. desires to redevelop the two parcels as an integrated site to provide additional waterfront commercial and recreational activities for the benefit of the public; and

         WHEREAS, in order to develop the sites in a financially feasible manner Bayshore
Properties, Inc. has requested that the two leases be combined into one lease and said lease terms be extended for an additional 25 years from the year 2010; and

         WHEREAS, the Charter of the City requires that under certain circumstances an extension or modification to an existing


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lease, of waterfront property first be approved by a majority of the voters of the City of Miami; and

         WHEREAS, the City Commission has determined the requested modification and extension is in the best interest of the public and herein directs that a special municipal election be held; and

         WHEREAS, on the 13th day of August, 1985, the requested modifications and extension were approved by a majority of the voters; and

         WHEREAS, the parties agree that upon execution of this Lease Agreement the two lease agreements referred to hereinabove are hereby terminated and the covenants, obligations and conditions contained therein are extinguished; and

         WHEREAS, the City Commission in Resolution No. 85-7l7 upon the recommendation of the City Manager, and subject to referendum, approved the herein Lease Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, it is agreed by the parties hereto as follows:

         1. DESCRIPTION OF PREMISES: The City hereby leases unto the Company for the purpose and under the conditions hereinafter set forth, the following real property and bay bottom lands (hereinafter referred to as the "Property"), located on Biscayne Bay, City of Miami, Dade County, Florida, as described in Exhibit A attached hereto and made a part hereof.

         2. TERM: The term of this Lease Agreement shall commence on the 30th day of September , 1985, and shall end on the 31st day of May, 2035.

         3. USE OF PROPERTY: The Company will develop, manage, and promote the property to prospective tenants in such a manner that will offer the Essential Services (as hereinafter defined) required and encourage public enjoyment, use, and participation so as to make the project financially feasible to both the Company and the City, as well as to reach the objectives of the Dinner Key Master Plan.

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         The Company covenants and agrees to provide each and every Essential
Service as required in its use of the Property, as hereinafter listed, if allowed by law; and subject to the issuance of a certificate of use and occupancy with City zoning approval. The Essential Services will be provided during the entire term of this lease (subject to interruption for reasonable periods if due to a loss of a tenant or concessionaire providing Essential Services) unless and until the Company files a request in writing for permission to discontinue a use or service and the reasons therefor and said permission is granted by the City Manager. The City Manager shall only permit discontinuance of an Essential Service or use if he or she finds, that it is no longer essential and that the discontinuance of said Essential Service(s) or use is in the greater interest of the public.

Essential Services required in the use of the Property:
1. A restaurant;
2. Retail facilities;
3. A marina, including. an adequate number of spaces for transient vessels;

In addition, the following list of uses may be provided for by the Company or the tenant(s) of the Property:

          (a)  A refreshment stand;
          (b)  Boat rentals;
          (c)  Bait and tackle shop;
          (d)  Convenience food store for the benefit of marina

 tenants;
          (e)  Marine supply store, including diving gear;
          (f)  Outboard motor sale and incidental service;
          (g)  Marine clothing sales;
          (h)  Marine furniture sales and incidental manufacturing;
          (i)  Boat tours;
          (j)  Fishing area;
          (k)  Sporting goods store;

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          (1)  Antique store;
          (m)  Art galleries and book store open to the general public;
          (n)  Bakery;
          (o)  Bicycle sales and repair;
          (p)  China and crockery;
          (q)  Confectionery or ice cream store;
          (r)  Clothing;
          (s)  Photographic sales;
          (t)  Gift shop;
          (u)  Hobby shop;
          (v)  Jewelry and watch sales, repair and service;
          (w)  Leather goods - sales and incidental assembly and repair;
          (x)  Lounges;
          (y)  News stand or sundry;
          (z)  Barber shop, beauty parlor, and shoe polishing stand;
          (aa) Travel and ticket agency;
          (ab) Sailmaker;
          (ac) Arts and crafts;
          (ad) Office for management and rental of the Property;
          (ae) Marine fuel pumps;
          (af) Any related or allied uses to the above if approved by the City Manager which approval may not be unreasonably withheld or delayed.

         All Marina operations, including rental of all boat slips shall be directly controlled and operated by the Company unless the consent of the City Manager is given in writing to do otherwise on such conditions as are mutually agreeable to the City Manager and the Company.

         4. NON-DISCRIMINATION: The Company agrees that there will be no discrimination under any circumstances against any person

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on account of race, color, sex, religious creed, ancestry, or national origin desiring to use the Property and the improvements. Any such acts will be considered a default subject to the terms and conditions of Paragraph 18, and it is expressly understood that upon final determination of such discrimination the City shall have the right to terminate this Lease Agreement. The Company agrees that minorities shall participate in the development of the Project, including construction contracts and jobs as well as in the work force created by the development. Minorities shall have priority in the leasing of all tenant spaces.

         5. PUBLIC ACCESS TO THE WATERFRONT: The public shall be allowed access to the waterfront areas of the Property and all facilities located on the Property shall be available to the public, subject to the right of the Company to establish and enforce rules and regulations to provide for the orderly operation, security, and public safety of said facilities. A copy of all rules and regulations and any changes occurring therein shall be subject to the approval of the City Manager, which approval shall not be unreasonably withheld or delayed.

         6. REDEVELOPMENT PLANS: The Company agrees to redevelop the property in substantial accordance with plans and specifications furnished in its public proposal (Exhibit "B") as may be allowed by law. The redevelopment of the docking facilities is anticipated by the Company. If by law dredging and/or land fill is not permitted, this will not substantially alter the remaining overall project, and a boardwalk would still border the bay-front. The developmental plans of the Company must complement the overall design and planning of the Coconut Grove Dinner Key area. Any waiver by the City of the execution of any part of the proposed plans shall not be construed to be a waiver of any other part of such plan. The Company agrees that no structure of any kind now existing on the premises shall be altered or any new structure erected upon the Property unless the plans therefor shall have been approved by the City Manager, which approval

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shall not be  unreasonably  withheld or  delayed.  Construction  shall  commence within eighteen (18) months of the date of execution of said Agreement and shall be completed within five (5) years from this date unless permit delays or other delays are caused by the City, and in such case, this eighteen (18) month and/or five (5) year period shall be extended by the same time period (the "Delay Period").

         Composite Exhibit "B" attached hereto describes the plans and specifications furnished in the Company's proposal. It is agreed that the improvements to the Property, as described in Paragraph 1, and to be made by the Company, will require the expenditure of not less than Two Million Six Hundred Thousand Dollars ($2,600,000.00) (the "Improvement Expenditure"). This sum does not include the expenditure for improvements to a parking site or sites as described in Paragraph 11, said sum, which is not to be less than Four Hundred Thousand ($400,000.00) Dollars (the "Parking Sites Expenditure"), which Parking Site's Expenditure is to be in addition to the Improvement Expenditure. The Company will submit copies of paid invoices corresponding to the Improvement Expenditure and the Parking Sites Expenditure in accordance with Paragraph 15.

         The City agrees, within ninety (90) days after the execution of this lease, to provide adequate water and sanitary sewage lines to the property line in accordance with normal City services. The Company shall have the responsibility of ensuring and providing for adequate electrical power, gas, and telephone service to the property. The Company shall provide the required ornamental landscaping and lighting, all in accordance with the redevelopment plan.

         The  boardwalk,   as  proposed  in  the  Company's   proposal  document
(Composite Exhibit "B"), shall be constructed in accordance with the design standards set forth in the Dinner Key Master Plan and shall be constructed by the Company. The public shall have free and unobstructed use of the boardwalk at all times. Said boardwalk shall be completed prior to the issuance of a certificate of occupancy for the proposed project.

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         7. PERMITS: The Company agrees to have final' plans prepared which will comply with all pertinent provisions of the South Florida Building Code and the ordinances, rules and regulations of Dade County and the City of Miami. The Company agrees that no structure of any kind now existing on the Property shall be altered or a new structure erected upon the Property unless the plans for said construction have been approved by the City Manager, which approval shall not be unreasonably withheld or delayed.

         As a condition to this Lease the Company shall obtain at its sole cost and expense all permits, approvals, and related documents from any and all Federal, State, and local governments and agencies requiring them for the construction, or construction of any new docking or upland Company facilities. The Company shall apply for and obtain all permits or approvals necessary to commence construction, dredging, and/or filling on the Property.

         CONSTRUCTION SECURITY BOND: The Company shall, prior to the commencement of construction or the awarding of any contract for construction on the Property by the Company or any agent of the Company, furnish the City with a Statutory Payment and Performance Bond (the "Construction Bond"), in the amount of Seven Hundred Fifty Thousand ($750,000.00) Dollars, naming the City as the owner and the Company as the principal. The conditions of the Construction Bond shall be to insure that the Company will: (1) promptly make payment to all claimants, as defined in Section 255.05 (1) Florida Statutes, supplying the principal with labor, materials, or supplies, used directly or indirectly by the principal in the prosecution of the work provided for in the Agreement; (2) pay the owner all losses, damages, expenses, costs, and attorney's fees, including appellate proceedings, that the owner sustains because of a default by the principal under the Agreement, and; (3) perform the guarantee of all works and materials furnished under the Agreement for the time specified in the Agreement. The Construction Bond may be terminated, with the written approval of the City Manager of the City, at such time as

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the proposed construction project is completed arid fully operational and open to the public; and satisfactory evidence is provided by the Company to the City Manager that all requirements of the Construction Bond have been satisfactorily concluded. The form of the Construction Bond shall be as approved by the City Finance Department, Risk Management Division, in accordance with the requirements of Chapter 255, Florida Statutes, and Miami City Code ss.18.57.

         9. LICENSES: The Company agrees to obtain and pay for all required licenses necessary for the proposed operation and conduct of its business, and agrees to comply with all laws governing the responsibility of an employer with respect to persons employed by the Company. It will be the responsibility of the Company to obtain the necessary liquor licenses to permit the sale of alcoholic beverages as permitted by this Agreement. The Company may sell all alcoholic beverages incidental to the restaurant but only beer and wine sales will be permitted from the refreshment stands and convenience food store. All alcoholic beverages sold in accordance with the provisions of this Agreement shall be sold in accordance with applicable State Beverage Regulations .

         10. TAXES:During the term hereof, the Company covenants and agrees to pay all taxes of whatsoever nature lawfully levied or assessed against the Property and improvements, property, sales, rents or operations thereon, including, but not limited, to, ad valorem taxes. Payment thereof shall commence with and shall include taxes assessed for the current year. The Company further covenants and agrees to pay all of the said taxes, if any, lawfully assessed, on such dates as they become due and payable. The failure of the Company to pay the taxes as aforesaid shall constitute grounds for the immediate cancellation of this Lease Agreement by the City, subject to the terms and conditions of Paragraph 18.

         11. PARKING: The Company shall meet the lawful off-street parking requirements for the use of the Property. The City shall provide one or more sites for said off-street parking. The

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Company will develop and construct the parking on such sites at its expense and according to the standard specifications of the City. All parking so developed shall be used in common with the public but shall count for required off-street parking of Company. The Company shall be allowed by the City to use the area shown on Exhibit "C" to meet its required parking until such time as the City Commission requires the Company to vacate because of imminent construction activity on the area as a result of the City Commission's approval of other development for the area or if required to do so by judicial action. In either case the City Commission shall provide the required parking in the Dinner Key area. The Company shall provide a tram service during normal hours of operation from the parking sites to the subject Property, which service shall run a minimum of twelve (12) times daily from the parking sites to the Property. The tram service shall be provided at the sole cost and expense of the Company, its agents or assigns. The Company shall indemnify the City in the operation of said tram service as provided in paragraph 23 and shall provide the City with adequate insurance coverage, which is usual and customary to cover an exposure of this type for the tram service, subject to the approval of the Department of Finance, Risk Management Division.

         12. EASEMENT FOR WATER TAXI OR TRAM STATION: In the event the City decides to provide or grant a franchise to provide a tram or people mover system for the Dinner Key area, the Company agrees to permit the City to establish a station and roadway for access for said system on the Property so long as the same does not unreasonably interfere with the operations of the Company or its tenants under this lease. Any costs in adjusting the site to accommodate said system shall be borne by the City or its franchisee as the case may be. Location of said facilities as described above are subject to approval by the Company which the Company shall not unreasonably withhold or delay.

         13. CONSIDERATION:

         I. Minimum Annual Guaranteed Rental: As consideration for the lease of the said property, the Company shall pay to the

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         City the  greater  of:  (1) the  Minimum  Annual  Guaranteed  Rental as
hereinafter defined; or (2) Percentage Rental as hereinafter defined. The Minimum Annual Guaranteed Rental shall be payable as follows: (a) beginning upon the execution of this Agreement, Two Hundred Forty-Seven Thousand Five Hundred Eighty-Six Dollars ($247,586.00) per annum; (b) beginning twelve (12) months after the execution of this Agreement, Two Hundred Fifty-Seven Thousand Five
Hundred   Eighty-Six   Dollars   ($257,586.00)  per  annum;  and  (c)  beginning
twenty-four (24) months after the execution of this Agreement and through the year 2010, Two Hundred Seventy-Seven Thousand Five Hundred Eighty-Six Dollars ($277,586.00) per annum. The Minimum Annual Guaranteed Rental shall become, for the remainder of this Agreement, the average of the immediately preceding three
(3) years rental payments to the City. The Company shall pay on a monthly basis one-twelfth (1/12th) of the Minimum Annual Guaranteed Rental on the first day of each month in advance. For permanent capital improvements over Three Million Dollars ($3,000,000.00), a credit towards rental payments, not to exceed Three Hundred Thousand Dollars ($300,000.00) in any one (1) year, shall be given, dollar for dollar, amortized over the first ten (10) years following completion of construction.

         II. Percentage Rental: As an alternative amount of consideration in lieu of the Minimum Annual Guaranteed Rental, the Company shall pay the Percentage Rental based on the following formulae throughout the entire term of this agreement:

         (a) Eight (8%) per cent on all gross receipts up to One Million ($1,000,000.00) Dollars in gross receipts per lease year.

         (b) Ten (10%) per cent on all gross receipts in excess of One Million ($1,000,000.00) Dollars per lease year.

Percentage Rental shall be determined annually and shall be paid monthly, if applicable within twenty-five (25) days from the end of the preceding month. Adjustments to the rental shall be made at the end of the

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lease year based upon the annual percentage rent set forth herein. The term
"gross sales" as used herein shall be considered synonymous and interchangeable with the term "gross receipts" and shall be construed to include all income, whether collected or accrued, from all business conducted on the Property by Company, including but not limited to, the rental of space, the sale of food and beverage, goods and services, or from any source whatsoever, but excluding receipts from dockage and gas sales.

         Gross sales and/or gross receipts shall only include revenues and/or percentages of revenues collected or accrued by the Company, and shall be computed on the basis of gross receipts by the Company only. (It shall not be computed on the basis of gross receipts of tenants, lessees, or sublessees of the Company (fuel sales excepted)). However, any sales taxes imposed by law which are separately stated to and and paid by the purchaser or user, and are directly payable to a taxing authority by the Company, shall be excluded from gross receipts. Gross sales and/or gross receipts shall also include any revenues, whether accrued or collected, attributable to any direct or indirect participation by the Company or any of its officers or principals in the business or enterprise of another entity, person or tenant of the property besides the Company per se, to the extent that such participation entitles Company, its officers or principals to receive remuneration; and further provided that such other business or enterprise is done on or "in connection with" the Property provided, however, that the term "in connection with" shall not include revenues which result merely from the physical adjacency of location or merely from joint promotional effort and advertising.

         The Company shall include in every remittance to the City, of the monthly consideration as required, the applicable amount of State of Florida sales and use tax.

         The Company covenants and agrees that goods and services offered and sold on the subject property by the Company, its

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         tenants, lessee or sublessee, shall be regularly audited, during normal business hours and in a manner in accordance with Paragraph 16, by the City, and that the full amount of gross receipts attributable to the subject property shall not in any way be diverted to any other business or enterprise. For permanent capital improvements over Three Million Dollars ($3,000,000.00), a credit towards rental payments, not to exceed Three Hundred Thousand dollars ($300,000.00) in any one (1) year, shall be given, dollar for dollar, amortized over the first ten (10) years following completion of construction.

         III. Special Percentage Rental on Fuel Sales and Dockage: In addition, as separate and additional consideration due the City, not included in the hereinabove Percentage Rental, or the Minimum Annual Guaranteed Rental, the Company shall also pay to the City on the first day of each month, throughout the term of this agreement the following:

               Two and a half cents ($0.025) per gallon, of fuel sold by the Company or its subtenant from the Property in the prior month, and fifteen (15%) per cent of gross receipts which are collected by the Company from dockage rental and dry storage of boats at the Property in the prior month.

         14. PERFORMANCE BONDS: The Company shall post a performance bond in the amount of Ten Thousand ($10,000.00) Dollars with the City within thirty (30) consecutive calendar days after the execution of this Agreement to stand as security for the performance of the Company's obligations hereunder. Said performance bond shall be posted in cash or issued by a surety company authorized to do business in the State of Florida and shall be refundable at the termination of this Agreement if all terms and conditions of this Agreement have been satisfied. If the performance bond is on an annual coverage basis, certified evidence of renewal for each succeeding year shall be submitted to the Department of Finance, Risk Management Division, thirty (30) days prior to the termination date of the existing performance bond.

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         15. ACCOUNTING:  The Company shall report all "Gross Receipts" or Gross
Sales on or before the 25th day of each month beginning at the completion of the first month after the execution of this Lease. Each and every month thereafter, reports shall be submitted to Property and Lease Management Division, Department of Finance of the City, or at such other place or places as may be designated hereafter by the City. The Company shall provide a statement in certificate form signed by a duly authorized officer of the Company, setting forth in such detail as it might be necessary or considered necessary by the Director of Finance of the City to determine the Gross Sales per month for the Property. An additional detailed report of Gross Sales for the year in conjunction with the payment of the Annual Percentage Rent shall be submitted at the end of the lease year for the purpose of computing the Annual Percentage Rental.

         The Company shall submit  quarterly  reports  commencing  within thirty
(30) days after the first quarter of the Lease Agreement, and continuing during the effective period thereof, and each and every quarter thereafter, identifying expenditures on the part of the Company for making improvements to the Property, equipment purchases and improvements and expenditures related to improving the facility's amenities and services of the Property. Such reports shall continue during the term of this lease, in order to provide proper accounting in accordance with Paragraphs 15 and 19 of this lease.

         16. BOOKS , RECORDS , ACCOUNTS AND STATEMENTS : The Company shall keep true, accurate, and complete books, records, and account of all sales, rentals, and business being transacted upon the Property. Further, the Company shall, upon demand make available all books and records, leases, agreements, reports and financial statements in any way pertaining to the Property to authorized representatives of the Division of Internal Audit, or such other authorized representative as the City Manager of the City shall designate at the Property during normal business hours. The Internal Auditing Department of the City shall be furnished any and all records of the Company necessary to make a

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full and complete audit of the books and operations of the facilities described in this Lease Agreement.

         In addition the Company will provide the City with all sales tax records from any and all business conducted on the Property.

         EXAMINATION OF THE PREMISES BY THE CITY: The Company agrees to permit the City, by its City Manager's designated personnel, to enter upon the Property at any time for any purpose the City Manager of the City deems necessary or incidental to or connected with the performance of City's duties and obligation hereunder or in the exercise of its rights or functions.

         18.DEFAULT: If the Company abandons or, vacates the Property prior to the expiration of the term hereof, or

         If the Company fails to make the rental payments as set forth herein and said payment is not made within thirty (30) days after written notice is given to the Company, or

         If the Company fails to commence construction or complete same in accordance with the requirements of Paragraph 6 of this Agreement, or

         If the Company fails to perform in accordance with any of the other terms and conditions herein contained, and such default is not cured within thirty (30) days after written notice is given to the Company or if the nature of the default is such that the Company cannot reasonably cure same within said period and the Company fails to take diligent measures to commence and pursue the cure thereof,

         Then the Company shall be in default and the City may re-enter the Property and terminate this lease in any manner then permitted or provided by law. At such time, all improvements erected on the Property shall revert to the City.

         In addition to the right to re-enter and terminate the lease, the City, in case of a breach in the payment of rent or in case of the breach of any other of the Company's obligations hereunder, shall have all other remedies, including but not limited to the right to operate the facility and collect rents directly from tenants or other remedies afforded by the laws of

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the State of Florida, including but not limited to the right to sue for and collect rent, and to bring distress proceedings. Said remedies may be pursued concurrently or consecutively and the resort to one shall not be considered an election.

         19. NOTICES: All notices and rental payments shall be sent to the parties at the following addresses:

TO THE CITY:          The City Manager
                      The City of Miami, Florida
                      P.O. Box 330708
                      Miami, Florida 33133

TO THE COMPANY:       Bayshore Properties, Inc.
                      Monty Trainer, President
                      2562 South Bayshore Drive
                      Miami, Florida 33133

         The City or the Company may change such mailing addresses at any time upon giving the other party written notice. All notices under this Lease Agreement must be in writing and shall be deemed to be served when delivered to the address of the addressee.

         20. ATTORNEYS' FEES: In the event that it is deemed necessary for either party to file a lawsuit in the appropriate court of law in order to enforce any of the terms or provisions of this Lease Agreement, then the prevailing party shall be entitled to reasonable attorneys' fees.

         21. INSURANCE: The Company shall maintain during the term of this Agreement the following insurance subject to the approval of Risk Management Division, Department of Finance of the City:

               (a) Public Liability, including Products Liability, Insurance in the amounts of not less than $1,000,000 per occurrence for death or bodily injury and not less than $50,000 per occurrence for property damage.

               (b) A standard Fire, Lightning, and Windstorm Insurance policy on the premises and all furniture, fixtures, equipment, and improvements, including the perils of fire, extended coverage, and other perils, for the cash value thereof.

               (c) Automobile Liability Insurance covering all owned, nonowned, and hired vehicles in amounts of not less than $100,000 per accident and $300,000 per occurrence of bodily injury and $10,000 property damage.

               (d) Liability insurance covering the operation of the tram service between the designated parking sites and the Property which is considered adequate at the time of the inception of the service and meets the approval of the Department of Finance, Risk Management Division.

               (e) The City shall be named as an additional insured under the policies of insurance as required by this Agreement.

               (f) The City shall be given at least thirty (30) days' advance written notice of cancellation of said policies or any material modifications thereof.

               (g) Certificates of insurance shall be filed with the Finance Department, Risk Management Division, of the City of Miami.

               (h)  The  insurance   coverage   required   shall  include  those
          classifications as listed in standard liability insurance manuals which most nearly reflect the operations of the Company.

               (i) All insurance policies shall be issued by companies authorized to do business under the laws of the State of Florida and must be rated at least "A" as to management and Class "X" as to financial strength, all in accordance with A. M Best's Key Rating Guide, latest edition.

               (j) The City reserves the right to amend the insurance requirements according to usual and customary standards in the Insurance Industry as circumstances dictate in order to protect the interest of the City in this Lease Agreement.

               (k) The Company shall furnish certificates of insurance to the City prior to the commencement of operations, which certificates shall clearly indicate the Company has obtained insurance in the type, amount, and classifications as required for strict compliance with this covenant and shall be subject to the approval of the Department of Finance, Risk Management Division.

               (1) The policy shall be endorsed as follows: "It is agreed that in the event of any claim or suit against the insured for damages covered by this policy, the insurance company will not deny liability by the use of a defense based on governmental immunity".

         22. INDEMNIFICATION: The Company covenants and agrees that it shall indemnify and save harmless the City from and against any and all claims, suits, actions, damages or causes of action arising during the' term of this Lease Agreement for any personal injury, by reason of or as a result of, the Company's occupancy thereof, and from and against any orders, judgments or decrees, which may be entered thereon, and from and against all costs, attorneys' fees, expenses, and liabilities incurred in and about the defense of such claim and the investigation thereof; provided, however, that before the Company shall become liable for said cost, the Company shall be given notice in writing that the same are about to be incurred and shall have the option itself to make the necessary investigation and employ counsel of the Company's selection for the necessary defense of any claims. The City may, at its option, retain its own counsel at its sole cost and expense in addition to the provisions hereinabove set forth.

         23. DAMAGE OR LOSS TO COMPANY'S PROPERTY: The Company assumes all risk of damage or loss to the Property for any cause whatsoever, which shall include, but not be restricted to, any damage or loss that may occur to merchandise, goods, equipment, or other property covered under the Lease Agreement, if lost, damaged or destroyed by fire, theft, rain, water or leaking of any pipes or waste water in or about said Property or from hurricane or any act of God, or any act of negligence of any user of the facilities, or occupants of the Property or any person whomsoever.

         24. DESTRUCTION OF PROPERTY: The Company agrees to keep all improvements on the Property insured to the full insurable value thereof and shall provide to the City a standard fire insurance policy insuring against loss or destruction for all of the perils of fire, extended coverage and malicious vandalism. Subject to the rights of the Company's first mortgage lender, in the event of loss or destruction due to any cause whatsoever, all insurance monies shall be payable to the City, to be held by it until the Company furnishes a bond to the City for construction or repair, as the case may be, of like tenor and effect and under the same conditions as the bond hereinbefore required in the case at the initial redevelopment. Upon the furnishing of such bond, the City shall promptly pay to the Company all insurance proceeds. It is provided, however, that should the cost of repairs not exceed the sum of $25,000 then the City shall pay over to the Company, without the necessity of any bond, the amount of insurance policies thereafter collected by the City. The Company shall furnish to the City duplicate originals of all insurance policies required under this Lease Agreement. The insurance policy required hereunder shall be approved by the City as to form, amount, and insurer or insurers and shall provide that all proceeds shall be payable to the City as provided in the Lease Agreement. All construction and repairs shall be effected as promptly as circumstances permit.

         Plans for reconstruction or repairs shall be submitted to and approved by the City Manager, and permits therefor and inspection fees shall be procured and paid for by the Company. If within one hundred eighty (180) days after any such destruction or damage, the Company fails `to furnish said plans and bond to the City, then all insurance monies collected by the City shall be and become the property of the City and this Lease Agreement shall be cancelled and terminated automatically.

         25. BUILDING MAINTENANCE: The Company accepts the building and grounds in their present condition and without any warranty by the City as to their condition. The Company, at its sole cost and expense, shall maintain the grounds and the interior and exterior of the buildings. The Company agrees to provide adequate janitorial services. The Company further agrees to maintain the buildings and Property in a condition of proper cleanliness, orderliness, and state of attractive appearance at all times. If the buildings and Property are not kept reasonably clean and attractive in appearance, the Company shall be so advised. Corrective action shall be taken by the Company within seven (7) days time. In the event such action is not taken, the City shall have the right to make repairs or cause the Property to be cleaned and the Company shall then be required to reimburse the City within thirty (30) days for said cost and charges.

         26. UTILITIES: The Company shall pay for all utilities consumed on the Property as well as connection charges thereof and waste collection fees, if any. The Company further agrees to place all utilities required by its use of the leased Property underground.

         27. PURE FOOD AND SANITARY LAWS: The Company shall abide by all pure food and sanitary laws and the employees involved in the handling or sale of any food or beverage shall all possess health certificates. All food and beverage sold shall be of the highest grade and quality standards as established by law.

         28. CONFORMITY TO THE LAW: The Company covenants to comply with all laws, ordinances, regulations, deed restrictions and orders of Federal, State, County and Municipal authorities pertaining to the Property and operation thereon.

         29. DOCKAGE RATES: The Company agrees to maintain the dock rates at a level not to exceed those charged by comparable marinas in the Dinner Key Area providing like services.

         30. PLEDGE OF LEASEHOLD INTEREST: The Company may pledge this leasehold interest as security for' industrial development bonds provided the quality of the assignee or pledge is approved by the City Manager which approval may not be unreasonably withheld. This section shall under no circumstances be construed to require the City to participate in the financing or the proposed redevelopment improvements. The City shall fully cooperate with the Company in respect to the reasonable requirements of Company's lender.

         31. ASSIGNMENT AND SUBLETTING OF PREMISES OR TRANSFER OF STOCK: The Company shall not at any time during the term of this Lease agreement assign this Lease Agreement or any portion or part thereof, except and by virtue of written authorization granted by the City Manager of the City. Said authorization shall not be unreasonably withheld or delayed. This clause shall not apply to sub-leasing space to tenants of the Company.

The Company is a corporation authorized to do business in the State of Florida, and agrees that it will not transfer any stock in the corporation or change managers subsequent to entering into this Agreement or during the term of this Agreement until such transferor change is approved by the City Manager of the City, which approval shall not be unreasonably withheld.

         32. BINDING ON SUCCESSORS: The terms and provisions of the Lease Agreement shall, subject to the provisions of Paragraphs 17 and 23, be binding and inure to the benefit of the successors and assigns respectively of the City and the Company.

         33. INVENTORY: All fixtures, furnishings, furniture, and equipment, if any, in or upon the Property and their condition will be inventoried before occupancy by the Company. The Company will maintain fixtures, furnishings, furniture and equipment, if any, in good and operable condition during the term of this Agreement at its sole cost and expense, and that said Property shall be deemed in its sole custody and care. In the event any of the aforementioned items are lost, stolen, or damaged, they shall be replaced or repaired at the cost and expense of the Company, ordinary wear and tear excepted, during the term of this Agreement. The Company may acquire any additional fixtures, furnishings, furniture, or equipment that the Company deems necessary for the operation of the Property at the Company's own expense, consistent with the purposes for which the Property is leased.

         34. OWNERSHIP OF IMPROVEMENTS: All improvements, furnishings and equipment constructed or installed on the Property by the Company shall be personal property and Company shall have legal title thereto during the term of this Lease. Upon the expiration or termination of this Lease, title to all permanent improvements constructed on the premises shall vest in the City. Title to all supplies, furnishings, inventories, removable fixtures and removable equipment and other personal property shall remain vested with the Company and the Company shall have the right to remove such items from the premises unless the Company is in default hereunder.

         35. EXPIRATION: At the expiration of the term of this Lease Agreement or at its prior termination, all permanent improvements placed on the property by the Company shall be and become the property of the City and the Company shall quietly and peaceably deliver the same to the City.

         36. ENTIRE AGREEMENT: A waiver of the breach of any of the covenants of this Lease Agreement shall not be construed to be a waiver of any other covenant or any succeeding breach.

         The provisions of this Lease Agreement contain the entire understanding of the parties hereto concerning the subject matter hereof. No modifications, release, discharge or waiver of any of the provisions hereof shall be of any force and effect unless signed in writing by the City Manager of the City.

         37. CAPTIONS: The captions contained in this Lease Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or prescribe the scope of this Lease Agreement or the intent of any provisions thereof.

         IN WITNESS WHEREOF, the parties herein have executed this Agreement the day and year first above written.

                                                      CITY OF MIAMI, FLORIDA,
                                                      a municipal corporation

                                                      By: /s/ illegible
ATTEST:                                               --------------------------
/s/ Illegible                                         CITY MANAGER
-----------------------------------
CITY CLERK

                                                      BAYSHORE PROPERTIES, INC.,
                                                      a Florida corporation

/s/ illegible                                         By: illegible
-------------------------------------                 --------------------------
                                                      PRESIDENT
                                                               (SEAL)

ATTEST:

/s/ illegible
------------------------------------
SECRETARY

APPROVED AS TO FORM AND CORRECTNESS:

/s/ Lucia A. Dougherty
-----------------------------------
LUCIA A. DOUGHERTY
CITY ATTORNEY

                           MEMORANDUM OF UNDERSTANDING

         This Memorandum entered into this 30thday of August, 1991, by and between Grove Marina Market, Ltd., a Florida limited partnership ("GMM"), Bayshore Restaurant Management Corp., a Florida corporation ("BRMC"), Terremark Stone Crabs, Inc., a Florida corporation, ("Stone Crabs") and the City of Miami, a municipal corporation of the State of Florida, (hereinafter referred to as the "City" ).

         WHEREAS, the CITY and Bayshore Properties, Inc., a Florida corporation ("Bayshore" ) entered into a Lease Agreement dated September 20, 1985, (the "Lease"); and

         WHEREAS, Bayshore assigned its rights and obligations to GMM pursuant to an Assignment of Lease dated March 16, 1986 (the "Assignment"); and

         WHEREAS, GMM entered into a sublease agreement with Marina Restaurant, LTD., a Florida limited partnership ("MR") on March 14, 1986, (the "MR Sublease") a true and correct copy of which is attached hereto and made part hereof as Exhibit "A" whereby GMM subleased to MR a certain portion of the premises encumbered by the Lease; and

         WHEREAS, the MR Sublease was assigned by MR to BRMC on March 13, 1991 (the "Sublease Assignment"); and

         WHEREAS, BRMC entered into an agreement dated the 28th day of April, 1991 to sublease a portion of the premises encumbered by the Lease, as more specifically described in Exhibit "B" attached hereto, (the "Subleased Premises") to Stone Crabs as evidenced by a true and correct copy of the sublease between BRMC and Stone Crabs which is attached hereto and made part hereof as Exhibit "C", (the "Stone Crabs Sublease"); and

         WHEREAS, the parties hereto wish to clarify the meaning of certain provisions of the Lease in order to properly apply said provisions in the manner originally intended by the parties;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:

                                       I.

ASSIGNMENT AND SUBLETTING OF PREMISES:

         It is acknowledged by the parties hereto that the language set forth in
Section 31 of the Lease that reads "This clause shall not apply to sub-leasing space to tenants of the Company[]" means that the Company may sublease space without approval of the City Manager to only those tenants who are not providing Essential Services (as that term is defined in the Lease). Specifically, the parties hereto agree that the City Manager's written consent shall be necessary for the valid subleasing of the Restaurant, Marina and Retail Facilities portions of the Property. The term "Retail Facilities" as used herein shall mean all of the tenant spaces included in the Property other than the Restaurant and the Marina. However, the parties hereto agree that the Company may sublease, to individual tenants, separate and distinct spaces within the Retail Facilities for any valid purpose without the authorization of the City Manager. It is the subleasing of the Retail Facilities as a whole which requires the Manager's authorization prior to being subleased. It is acknowledged by the parties hereto that, for purposes of clarification, the term "Restaurant" means Monty's Raw Bar, located on the ground floor of the Property, as such establishment currently exists or as it may be expanded in the future. The Company agrees that it shall not sublease, assign or otherwise use the Property for any purpose that requires an occupational license for a restaurant without the prior written authorization of the City Manager, other than the Restaurant or the Subleased Premises. In light of the acknowledgments pertaining to Section 31, all parties hereto agree that the Sublease and the Sublease Assignment shall be subject to the approval of the City Manager and that the gross sales and/or gross receipts of any subtenant of the Company subleasing the Restaurant and/or the Marina portions of the Property at any particular time shall be used to compute the Percentage Rental payable by the Company to the City pursuant to Section 13 of the Lease.

                                       II.

DETERMINATION OF PERCENTAGE RENTAL:


         Company agrees that the Percentage Rental, as said term is defined in the Lease, shall be paid monthly on the first day of each month in advance during the term of the Lease. The amount to be paid each month in any given Lease year shall be equal to the annual gross sales, as said term is defined in the Lease, for the immediately preceding lease year, multiplied by each applicable percentage rate provided for in the Lease, divided by twelve (12).

         As an example, which is included herein for purposes of clarification only, if the annual gross sales for the Lease year ending September 30, 1995, are Twelve Million Dollars ($12,000,000) and the applicable percentage rate is ten percent (10%), monthly payments for the Lease year commencing October 1, 1995 shall be equal to ten percent (10%) of Twelve Million Dollars divided by twelve (12),which equals One Hundred Thousand Dollars ($100,000) ($12,000,000 x ..10 / 12 = $100,000).

                                      III.

CREDIT TOWARDS RENTAL PAYMENTS FOR PERMANENT CAPITAL IMPROVEMENTS
OVER THREE MILLION DOLLARS ($3,000,000):

         An annual credit exclusively applicable towards each Lease year's rental payments, (the `Credit") not to exceed Three Hundred Thousand Dollars ($300,000) in any one year, shall be given annually to Company for the ten (10) year period commencing with the Lease year 1989-1990, which has been determined by the City to be the first year following completion of construction of permanent capital improvements, and ending with the Lease year

         1998-1999. Company shall apply the Credit by deducting an amount not to exceed the sum of Twenty-Five Thousand Dollars ($25,000) each month from the monthly consideration due the City. The Credit shall be applicable to either the Minimum Annual Guaranteed Rental or the Percentage Rental, as the case may be, as said terms are defined in the Lease.

                                       IV.

OUTSTANDING CONSIDERATION:

         The parties hereto acknowledge that the City is due the following consideration pursuant to Section 13 of the Lease:

         1. Final Audit for the Lease year 1989-1990 - City hereby acknowledges that invoice Number 42-2965 forwarded to GMM on May 30, 1991 in the amount of Three Hundred and Twenty-Four Thousand Seven Hundred and Sixty Four Dollars ($324,764) have been paid by the Company in the form of an increase in the monthly payments paid the City for the lease year 1990-1991, and therefore such invoice is declared null and void except for any amounts which may be a part of the outstanding monthly rental as shown in Subsection IV(2) of this Memorandum.

         2. Monthly Rental - The parties hereto agree that the City is owed all rental payments for the months of June, July, August and September, 1991. (The "Payments Due"). The Payments Due, in the total amount of Two Hundred Forty One Thousand One Hundred and Sixteen Dollars ($241,116), as of September 30, 1991, determined in accordance with the terms of this Memorandum and the Lease, shall be paid to the City over a period of twelve (12) months, commencing October 1, 1991 and ending September 30, 1992, at the rate of Twenty Thousand Ninety-Three Dollars ($20,093) each month until paid in full. The Payments Due shall be in addition to the payment of all other considerations to be paid pursuant to
Section 13 of the Lease and the relevant sections of this Memorandum.

                                       V.

INTENT OF THE PARTIES:

         The clarifications and restatements set forth in Sections I, II, III, and IV above and agreed upon by the parties hereto are included herein as a means of reemphasizing the original intent of the Lease provisions being clarified. The parties hereto therefore agree that all provisions of the Lease, as clarified above, continue in full force and effect.

                                       VI.

CONSENT TO SUBLETTING TO MR:

         The City Manager, for good and valuable consideration, hereby consents to the execution of the MR Sublease solely for the purposes described in the Lease.

                                      VII.

CONSENT TOASSIGNMENT OF MR SUBLEASE:

         The City Manager hereby consents to the execution of the Sublease Assignment solely for the purposes described in the Lease. As consideration for the granting of this consent, GMM and BRMC hereby agree that all payments due from BRMC to GMM pursuant to the terms of the MR Sublease as assigned and under the terms of this Memorandum (including section VIII), shall be made directly by BRMC to the , City. The City agrees and acknowledges that the amounts due from BRMC to GMM under the terms of the MR Sublease as assigned and under the terms of this Memorandum (including section VIII) equals and fully satisfies the total consideration owed by GMM to the City in accordance with the Lease. GMM shall remain liable to the City, as lessee under the Lease and as party to this Memorandum, for any default that may occur in connection with the Lease or this Memorandum, whether by virtue of the failure of BRMC to pay any sums due to the City pursuant to the Lease or this Memorandum, or for any other reason whatsoever. BRMC hereby agrees that it shall abide by all the provisions of the Lease and, in particular, shall provide the City all information it may require in connection with Sections 15 and 16 of the Lease.

                                      VIII.

CONSENT TO SUBLETTING TO STONE CRABS:

         GMM hereby consents to the execution of the Stone Crabs Sublease solely for the purposes described in the Lease. In consideration of GMM's consent to the Stone Crabs Sublease, BRMC shall pay GMM an amount equal to one hundred percent (100%) of the rents due to BRMC pursuant to the terms of the Stone Crabs Sublease, which shall not be less than five percent (5%) of the gross sales of Stone Crabs.

                                IX.
NO FURTHER CONSENT NECESSARY:

         No further consent by the City shall be necessary nor shall any further written authorization be required pursuant to the Lease, to permit the MR Sublease and/or the Sublease Assignment and/or the Stone Crabs Sublease.

                                       X.
CONDITION PRECEDENT:

         MR, BRMC and Stone Crabs have each been furnished with a copy of the Lease and agree to assume any and all obligations heretofore performed by GMM with respect to the Property and the Lease. GMM, BRMC and Stone Crabs each hereby accepts and agrees to be bound by the above-mentioned conditions.

                                       XI.
LIMITED CONSENT:

         The parties hereto agree that the consent to the MR Sublease, the Sublease Assignment and the Stone Crabs Sublease granted hereunder is not intended to endorse, ratify or substantiate any representations, recitals, covenants or agreements made by GMM, MR, BRMC or Stone Crabs in the text or pursuant to the terms of the, MR Sublease, the Sublease Assignment, the Stone Crab Sublease or any documents or agreements collateral thereto. It is the City's sole purpose hereunder to consent to the execution of the MR Sublease and the Sublease Assignment, granting those rights and imposing those duties contemplated and provided for in the Lease.

                                      XII.

                               CAPITALIZED TERMS:

         All capitalized terms used in this Memorandum but not defined herein are understood to have the meaning ascribed to such terms in the Lease.

                                      XIII.
                             LEASE RATIFICATION: .

         Upon the execution of this Memorandum, the parties hereto hereby ratify the Lease and agree that there are no parties in default under the terms of the Lease. The parties hereto currently have no claims against each other arising from the Lease, this Memorandum or any document collateral thereto, other than those set forth in Section IV or hereof.

                                      XIV.
                                 ACKNOWLEDGEMENT

         It is hereby acknowledged that the United States Government has granted to the City of Miami all right, title and interest in certain property as described in a quitclaim deed dated February 11, 1972 as long as said premises are used for public park and public recreation area purposes.

         The existing ancillary recreational parking facilities located on the premises shall be maintained consistent with the deed restrictions.

         The approved use as specified in the Program of Utilization as approved by the Department of Interior in 1978 and ratified by subsequent biennial review shall continue.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by the respective officials thereunto duly authorized, this the day and year first above written.

                                                CITY OF MIAMI, a municipal
                                                corporation of the State of
                                                Florida


ATTEST:

/s/ Matty Hirai                                 By: /s/ Cesar H. Odio
------------------------------                  -------------------------------
City Clerk                                      City Manager

ATTEST:                                         GROVE MARINA MARKET, LTD.,
                                                a Florida Limited Partnership

/s/ illegible                                   By: /s/ illegible
------------------------------                  -------------------------------
Secretary                                                (SEAL)
                                                as president of Grove Marina
                                                Market, Inc.,
                                                general partner

ATTEST:                                         BAYSHORE RESTAURANT MANAGEMENT
                                                CORP., a Florida Corporation

/s/ illegible                                   By: /s/ illegible
------------------------------                  -------------------------------
Corporation Secretary                                    (SEAL)

ATTEST:                                         TERREMARK STONE CRABS, INC.,
                                                a Florida corporation

/s/ illegible                                   By: /s/ illegible
------------------------------                  -------------------------------
Secretary                                                (SEAL)

APPROVED AS TO INSURANCE                        APPROVED AS TO FORM AND
REQUIREMENTS:                                   CORRECTNESS:

/s/ Segundo R. Perez                            /s/ Jorge L. Fernandez
------------------------------                  -------------------------------
Risk Management                                 City Attorney

                           MEMORANDUM OF UNDERSTANDING

         THIS AGREEMENT is made this 10th day of September, 1993 by and between Grove Marina Market, Ltd., a Florida limited partnership (the "Lessee") and Bayshore Restaurant Management Corp., a Florida corporation (the "Sublessee") and the City of Miami, a municipal corporation of the State of Florida, (the "City").

                                    RECITALS

         Whereas, on August 24, 1992, Hurricane Andrew produced disastrous weather conditions in the South Florida area, including the City, which as determined by the Legislature of the State of Florida, caused damage of sufficient severity and magnitude to warrant substantial disaster assistance under Chapter 93-186, Laws of Florida (the "Law"); and

         WHEREAS, pursuant to the Law, the State of Florida has allocated to the City the sum of $2,333,229, for purposes of funding certain expenditures and losses resulting from Hurricane Andrew, subject to certain terms and conditions set forth in a Memorandum of Agreement entered into between the State of Florida, Department of Community Affairs and the City (the "MOA"), a copy of which is attached hereto and made a part hereof; and

         WHEREAS, various City owned properties located in the coastal areas of the City, including certain docks (the "Docks") located at Monty Trainer's Bayshore Restaurant and Marina were particularly impacted by the storm's powerful force; and

         WHEREAS, the City and Bayshore Properties, Inc , a Florida corporation entered into a Lease Agreement dated September 20, 1985, (the "Lease") which was assigned to the Lessee pursuant to an Assignment of Lease dated March 16, 1986; and

         WHEREAS, pursuant to a Sublease Agreement dated March 14, 1986, (the "Sublease"), the Sublesee is presently the operator of the Docks; and

         WHEREAS, the City under the terms of the MOA is authorized to utilize funds in an amount not to exceed $820,000 (the "Allocation")for the restoration of the Docks; and

         NOW, THEREFORE, for good and valuable consideration, the receipt of which ~ is hereby acknowledged, the parties hereto mutually agree as follows:

         1. INCORPORATION OF RECITALS

         The above recitals are expressly incorporated here and made part of this Agreement.

         2 . PURPOSE OF AGREEMENT

         The purpose of this Agreement is to extend to the Sublessee disaster assistance funding in accordance with the provisions of the NOA and the Law, to defray the Sublessee's cost of rebuilding the Docks.

           3. DISBURSEMENT OF FUNDS

A. Request for Payment.

         The Sublessee hereby agrees that it shall submit to the City a request for payment which is to include all invoices, cancelled checks, executed contracts, receipts, purchase orders, billing , etc., and any other appropriate back up documentation sufficient to demonstrate that the reported costs were incurred in the performance of eligible work and that said costs have been paid by the Sublessee. Upon receipt of said documentation, the City shall, subject to funding availability from the State, reimburse the Sublessee, for eligible costs incurred and paid by the Sublessee, an amount not to exceed the Allocation, in accordance with the terms and conditions of the MOA, the Law, and the provisions of paragraph B as set forth below.

B. Final Payment.

         The City shall withhold the sum of $250,000, from the Allocation which sum shall be disbursed to the Sublessee as final payment only after all of the following conditions are satisfied:

         a. Verification that all work undertaken at the Docks for repair or replacement of docks or docking facilities was performed in compliance with all applicable laws, regulations and requirements of any and all federal, state and local governments and agencies, including but not limited to all requirements of Metropolitan Dade County, Department of Environmental Resources Management and
Section 24-58(1) of the Metropolitan Dade County Code.

         b. City inspection of the restoration work to ascertain completion of the work in accordance with the scope of work described in the request for payment and in accordance with the eligibility criteria set forth in the MOA.

         c. Final inspection by the State to insure that the work was performed within the scope of the MOA.

         d. Verification that the Sublessee, at a minimum, has obtained insurance including Flood and Windstorm coverage for the Docks, for the amount of disaster assistance funding requested.

         e. Satisfactory evidence of discharge of any and all liens filed against the property or the leasehold by reason of work, labor, services or materials supplied in connection with the restoration of the Docks.

         f. Satisfactory evidence that the funds to be disbursed will not duplicate any federal, state, insurance, public or private funds available to the Sublessee for the restoration of the Docks.

         g. Compliance by the Sublessee with any other requirement that the City may reasonably imposed upon the Sublessee pursuant to the terms of the MOA, the Law and this Agreement.

         4 .RECOVERY OF FUNDS

         Notwithstanding any other provision of this Agreement, including those of Section 3 above, in the event that an audit by either the State of Florida or the City determines that funds allocated to the Sublessee under this Agreement were not spent in accordance with the terms and conditions of the NOA or the Law, or that funds allocated to the Sublessee exceeded the amount of actual eligible costs, the Sublessee shall, within thirty (30) days of receipt of notice from the City, repay to the City the amount determined to be ineligible for funding.

         5. RECORDS MAINTENANCE

         The Sublessee agrees to maintain all records pertaining to the work performed on the Docks and to the funds received under this Agreement for a period of no less than three (3) years from the date of the final payment hereunder. Access to those records must be provided to the City and to the Comptroller General of the State of Florida and the Department of Community Affairs, and their respective employees and agents.

         6. ACKNOWLEDGEMENT

         The parties hereto agree that all terms and conditions of the Lease and the Sublease remain in full force and effect, and all the terms and conditions of this Agreement are subject to the terms and conditions of the Lease and the Sublease.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by the respective officials thereunto duly authorized, this the day and year first above written.

ATTEST:                                          CITY OF MIAMI, a municipal
                                                 corporation of the State of
                                                 Florida
/s/ illegible, Asst. City Clerk                  /s/ Cesar H. Odio
------------------------------------             -------------------------------
for MATTY HIRAI                                  CESAR H. ODIO
City Clerk                                       City Manager

ATTEST:                                          GROVE MARINA MARKET, LTD.,
                                                 a Florida Limited Partnership

/s/ illegible                                    /s/ illegible
------------------------------------             -------------------------------
Corporate Secretary                              Vice-President

ATTEST:                                          BAYSHORE RESTAURANT MANAGEMENT
                                                 CORP., a Florida Corporation

/s/ illegible                                    /s/ illegible
------------------------------------             -------------------------------
Corporation Secretary                                     (SEAL)

APPROVED AS TO INSURANCE                         APPROVED AS TO FORM AND
REQUIREMENTS:                                    CORRECTNESS:

/s/ Sujan s. Chhabra, Director                   /s/ A. Quinn Jones, III
------------------------------------             -------------------------------
SUJAN S. CHHABRA, Director                       A. QUINN JONES, III
Risk Management Department                       City Attorney

                          AMENDMENT TO LEASE AGREEMENT

             BETWEEN THE CITY OF MIAMI AND GROVE MARINA MARKET, LTD.


         This amendment to the Lease Agreement is entered into this 14th day of November 2001, by and between the City of Miami, a municipal corporation of the State of Florida (the "City"), and Grove Marina Market, Ltd. [current assignee (the "Company")] for the purpose of amending that certain Lease Agreement between the City and Company dated September 20, 1985 (the "Agreement").

         WHEREAS, South Florida business that depend significantly on the tourism industry have been greatly impacted by the fallout of the September 11 , 2001 terrorist strikes; and

         WHEREAS, the City rents certain space to businesses impacted by the loss of tourism; and

         WHEREAS, on September 25, 2001, the City Commission adopted Resolution 01-996 to provide for a temporary deferral of rent for those businesses affected by loss of tourism and who rent space from the City;

         NOW, THEREFORE. in consideration of mutual covenants hereinafter set forth and in consideration of other valuable consideration the parties covenant and agree as follows:

         1. Incorporation of Recitals: The recitals and findings set forth above are hereby adopted by reference thereto and incorporated herein as if fully set forth in this Agreement.

         2.Amendment Effective Date: This effective date of this Amendment shall be the date upon which it is executed by the City Manager (the "Amendment Effective Date").

         3. Temporary Rent Abatement: Notwithstanding anything in the Agreement to the contrary, Company is hereby granted a deferment of Rent due and payable on the months of October, November and December, 2001 (the "Deferred Period"). The amount of deferred Rent shall be paid in equal monthly installments on the first day of each month, commencing January

         1, 2002 and ending September 1 , 2002. Failure to complete payment of deferred Rent by September 1, 2002 shall constitute a default under the Agreement. Nothing contained herein shall affect the payment of percentage rent, if any, due and payable during the Deferred Period but accruing prior to the Deferred Period, nor the payment of impositions, or any other amounts due under the Agreement during the Deferred Period."

         Except  as  specifically   provided  herein,  all  of  the,  terms  and
provisions of the Agreement shall remain in effect.

Attest:                                     Grove Marina Market, Ltd.

/s/ Claudia Gutierrez                       By: /s/ Juan T. O'Naghten
-------------------------------             ----------------------------------
Signature                                   Signature

Claudia Gutierrez                           Juan T. O'Naghten, President
-------------------------------             ----------------------------------
Print Name and Title                        Print Name and Title
                                            Grove Marina Market, Inc.
                                            General Partner

Attest                                      City of Miami, a municipal
                                            corporation
                                            of the State of Florida

By: /s/ Walter J. Foeman                    By: /s/ Carlos A. Gimenez
-------------------------------             ----------------------------------
Walter J. Foeman                            Carlos A. Gimenez
City Clerk                                  City Manager

Approved As To Form And
Correctness

By: /s/ illegible
-------------------------------
illegible
City Attorney

                     , SECOND AMENDMENT TO LEASE AGREEMENT

             BETWEEN THE CITY OF MIAMI AND GROVE MARINA MARKET, LTD.

         This Second Amendment to Lease Agreement (this "Amendment") is entered into this

         20th day of August, 2004, by and between the City of Miami, a municipal corporation of the State of Florida (the "City"), and Grove Marina Market, Ltd. (assignee of Bayshore Properties, Inc., the "Company") for the purpose of amending that certain Lease Agreement between the City and the Company dated September 20, 1985, as amended by: (1) that certain Memorandum of Understanding dated August 30, 1991 (the "1991 Memorandum"), (2) that certain Memorandum of Understanding dated September 10, 1993, and that certain Amendment to Lease Agreement dated November 14, 200l, copies of which are attached hereto as Attachment I (the Lease Agreement dated September 20, 1985, the Memorandum of Understanding dated August 30, 1991, the Memorandum of Understanding dated September 10, 1993, and the Amendment to Lease Agreement dated November 14, 2001 are hereinafter collectively referred to as the "Agreement", "Lease Agreement" or "Lease").

         WHEREAS, pursuant to the Lease Agreement, the City leased to Bayshore Properties, Inc. certain property located at approximately 2550 South Bayshore Drive, Miami, Florida (the "Property" or "Leased Premises"), commencing September 30, 1985 and expiring on May 3 1, 2035;and

         WHEREAS, pursuant to an Assignment of Lease dated March 16, 1986, Bayshore Properties, Inc., assigned to the Company its rights and obligations under the Lease Agreement, and said assignment was consented to by the City by virtue of that certain Consent to Assignment dated March 13, 1986; and

         WHEREAS, the Property comprises upland and submerged land, a portion of which lies within an area deeded to the City by the Board of Trustees of the Internal Improvement Fund of the State of Florida (the "Trustees") pursuant to Deed No. 19448; and

         WHEREAS, Deed No. 19448 contains a restriction that the lands described therein are granted, bargained, conveyed and sold to the City of Miami, solely for public purposes, including municipal purposes; and

         WHEREAS, the Trustees approved a Waiver of Deed Restrictions on June 21, 1981; and

         WHEREAS, recently it was discovered that the legal description of the Property contained in the Lease Agreement does not accurately describe the submerged lands currently and historically used by the Company; and

         WHEREAS, it was determined that: (i) a portion of such submerged land used by the Company is owned by the City pursuant to Deed No. 19448 from the Trustees, and, therefore, subject to the restrictions thereof and (ii) certain boats that dock along the first pier of the Property encroach onto State of Florida owned submerged lands; and

         WHEREAS, it was therefore necessary to obtain: (i) an Amendment to the Waiver of Deed Restrictions to expand the scope of the Waiver to include such submerged land and the docks that lie within the area deeded by the Trustees, and (ii) a sovereignty submerged lands lease agreement for that area of encroachment; and

         WHEREAS, the City Commission adopted Resolution 03-857 at its July 24, 2003 meeting, authorizing: (1) the City Manager to execute a submerged lands lease with the State of Florida for the submerged lands currently utilized by the Company for dockage purposes; (2) acceptance of an amended waiver of deed restrictions to accurately reflect the area being utilized by the Company; and
(3) the City Manager to execute an Amendment to the Lease Agreement to accurately describe the lands being leased to the Company; and

         WHEREAS, this Second Amendment to Lease Agreement incorporates a new Exhibit A-1 to the Lease Agreement to accurately reflect the legal descriptions of the upland and submerged land leased to the Company, an acknowledgement by the Company of the imposition of rental payments due to the State for the use of the State owned submerged lands and for the Waiver of Deed Restrictions, a clarification of certain other terms and conditions of the Lease Agreement and other terms and conditions as set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and in consideration of other valuable consideration, the parties covenant and agree as follows:

         1. Incorporation of Recitals: The recitals and findings set forth above are hereby adopted by reference thereto and incorporated herein as if fully set forth in this Amendment.


         2. Amendment Effective Date: The effective date of this Amendment shall be the date upon which it is executed by the City Manager and attested to by the City Clerk (the "Amendment Effective Date").

3. The Lease Agreement is hereby amended as follows:


         A. Exhibit A: Exhibit A of the Lease Agreement is hereby deleted in its entirety and replaced with Exhibit A-1 , attached hereto and made a part hereof. Any and all references to Exhibit A shall hereinafter be deemed to refer to Exhibit A-1.


         B. A new Section 1A is hereby added to the Lease, as follows:


1A. Acknowledgment of State Conditions: The City has received the following from the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida (the "Trustees"):

         (a) a 10-year lease (the "State Lease"), attached hereto and made a part hereof as Exhibit B, for the property identified as Parcel C2, on Exhibit A-1 attached hereto and made a part hereof (the "State Lease Property"), containing 21,344 square feet, more or less, to operate an existing 34 slip docking facility for the mooring of commercial and recreational vessels in conjunction with the upland commercial marina and restaurant; and

         (b) a Waiver of Deed Restrictions and Amendment to Waiver of Deed Restrictions (collectively, the "Waiver") attached hereto and made a part hereof as Exhibit C, for the property identified as Parcels 2, A2, 5 and B2, as more particularly described in Exhibit A-1 attached hereto and made a part hereof (the "Waiver Property"), containing 88,311 square feet, more or less, of deeded submerged lands associated with the use of the upland commercial marina.

         The Company has been provided copies of the State Lease and the Waiver (collectively the "State Agreements") and agrees to comply with all of the terms and conditions of the State Agreements in all respects. The Company acknowledges that Section 20 of the State Lease allows for its renewal at the sole option of the State of Florida (the "State"), no sooner than 120 days and no later than 30 days prior to the expiration of the term thereof (each a "Renewal Period"). The City shall in good faith exercise its best efforts to renew and continue renewing the State Lease during each Renewal Period for the entire term of this Agreement and provide copies of such renewal requests to the Company. In the event the City does not apply for such renewal within 90 days prior to the expiration of the term of the State Lease, the City does not object to the Company making application to the State for a renewal of the State Lease.

         In addition, in the event that the Company elects to: (a) extend the term of the State Lease prior to the City commencing its efforts to extend the term of the State Lease and/or (b) extend the term of the State Lease to e co-terminus with this Agreement, then in that event the City shall, at no cost to the City other than its internal administrative costs, assist and support the Company in its attempt to cause the term of the State Lease to be extended; provided, however, that in such event, the Company shall bear the cost of any additional increase in rents (imposed as a result of the early extension of the State Lease) above the rent that the City would otherwise be required to pay under the State Lease. During the term of the State Lease and any renewal(s) thereof, the City shall continue to be required to pay the sums set forth in Section 1B(i) of this Lease, as increased annually based upon increases in the Consumer Price Index ("CPI").

In the event the State Lease is not renewed or expires prior to the expiration of this Agreement: (1) the Company shall cease to operate the slip docking facility and any wet slips that encroach onto the State Lease Property, and (2) this Agreement shall terminate as to the State Lease Property.

The City agrees to comply with all the terms and conditions of the State Agreements in all respects.

C. A new Section lB is hereby added to the Lease, as follows:

         1B. Payments to the State: The State Agreements provide for the payment of fees in accordance with Section 18-21.011, Florida Administrative Code, which section provides for the payment of a minimum annual fee or six percent (6%) of the annual rental value from the wet slip rental area, whichever is greater. Notwithstanding anything contained in the State Agreements to the contrary, the Company and the City shall pay their respective shares of the payments due to the State during the term of the State Agreements and any extensions thereof, as follows:

         (i) State Lease: Commencing on July 1 , 2004, the City shall pay to the State for the State Lease Property annual rent in an amount not to exceed $2,000, as increased annually based upon increases in the CPI. The initial annual base rent for the period from July 1 , 2004 through June 30, 2005 is $1,952.98.

         Forty-five (45) days prior to the due date, the Company shall pay to the City for remittance to the State any and all rental fees as provided for in the State Lease in excess of $2,000 as increased annually based upon increases in the CPI.

         (ii) Waiver on Parcels 2 and A2: The City shall pay to the State for Parcels 2 and A2 annual fees that shall in the aggregate not exceed $27,000, as increased annually based upon increases in the CPI. The initial annual base fee for the period from October 1, 2004 through June 30, 2005 shall be $3,l 03.20; thereafter, the annual base fee shall be calculated each year for the period from July 1st through June 30th of the following year.

Forty five (45) days prior to the due date, the Company shall pay to the City for remittance to the State any and all other amounts due pursuant to the Waiver which are in excess of $27,000, as increased annually based upon increases in the CPI as provided above.

         (iii) Waiver on Parcels 5 and B2: Forty-five (45) days prior to the due date, the Company shall pay to the City for remittance to the State one hundred percent (100%) of any and all fees due to the State pursuant to the Waiver on Parcels 5 and B2.

         (iv) The City shall remit payments due to the State during the term of the State Agreements and any extensions thereof within fourteen (14) days after the City shall have received all fees due from the Company for the State Lease Property and the Waiver Property and provide, written evidence thereof to the Company. In the event the City does not timely remit such payments as provided above, the Company may make such payments to the State, and any portion thereof that the City is obligated to pay as aforesaid may be deducted by the Company from the next rental payment(s) due from the Company to the City.

         D. Section 2 of the Lease is hereby amended to read as follows:

         Section 2. Term. The term of this Agreement shall commence on the 30th day of September, 1985 and shall end on the 31st day of May, 2035.

         Notwithstanding any other provision of this Agreement, the term of this Agreement with regard to the State Lease Property shall expire on the earlier of: (1) the expiration or earlier termination of the State Lease (or any renewal or extension thereof), or (2) May 31, 2035.

         E. Section 3 of the Lease is hereby amended to read as follows:

         3. Use of Property: The Company will develop, manage and promote the property to prospective tenants in such a manner that will offer the Essential Services (as hereinafter defined) required and encourage public enjoyment, use and participation so as to make the project financially feasible to both the Company and the City, as well as to reach the objectives of the Dinner Key Master Plan 1984, as amended January, 1985. The Property shall at all times be managed by an Acceptable Operator as defined below. Should any event occur during this Lease term causing the then current Acceptable Operator to cease managing the Property, the Company shall have a period of six (6) months to have an Acceptable Operator manage the Property.

"Acceptable Operator" means an entity or entities whose manager(s), principal(s) or member(s) possess the business experience, good reputation, financial resources, and adequate personnel necessary for the proper performance of all of the Company's obligations under this Lease, in a manner consistent with the quality, reputation and economic viability of the Property and the leasehold improvements, and with no instance of termination of a lease with the City as a result of default. The Acceptable Operator as an entity or its personnel individually shall have a minimum of five (5) years of proven or demonstrated experience in the successful operation and management of a marina and retail development.

         The Company covenants and agrees to provide each and every Essential Service as required in its use of the Property, as hereinafter listed, if allowed by law. The Essential Services will be provided during the entire term of this Lease (subject to interruption for reasonable periods if due to a loss of a tenant or concessionaire providing Essential Services or in the event of casualty or condemnation as provided in Sections 24 and 41 of this Lease, respectively) unless and until the Company files a request in writing for permission to discontinue a use or service and the reasons therefore and said permission is granted by the City Manager. The City Manager shall only permit discontinuance of an Essential Service or use if he or she finds that it is no longer essential and that the discontinuance of said Essential Service(s) or use is in the greater interest of the public.

Essential Services required in the use of the Property:

         1. Restaurant: One casual dining restaurant ("Restaurant"). The raw bar restaurant located on the ground floor of the Leased Premises, as such establishment currently exists or as it may be expanded in the future meets this requirement. A sketch of the Restaurant as it currently exists is attached hereto as Exhibit "D";

         2. Retail Facilities: "Retail Facilities" shall mean all of the tenant spaces included in the Property that sell goods and/or services directly to the public and shall not include the areas of the Property utilized for the Restaurant and the Marina. In the event the Company elects to operate an Upstairs Restaurant, as defined in Section 13, the Retail Facilities shall also exclude such area utilized for the Upstairs Restaurant;

         3. Marina: A marina, including an adequate number of spaces for transient vessels;

In addition, the following uses may be provided by the Company or the tenant(s) of the Property, but are not required: (a) A refreshment stand; (b) Boat rentals; (c) Bait and tackle shop; (d) Convenience food store for the benefit of marina tenants;

         (e) Marine supply store, including diving gear; (f) Outboard motor sale and incidental service; (g) Marine clothing sales; (h) Marine furniture sales and incidental manufacturing; (i) Boat tours; (j) Fishing area; (k) Sporting goods store; (1) Antique store; (m) Art galleries and book store open to the general public; (n) Bakery; (o) Bicycle sales and repair; (p) China and crockery; (q) Confectionery or ice cream store; (r) Clothing; (s) Photographic sales; (t) Gift shop; (u) Hobby shop; (v) Jewelry and watch sales, repair and service; (w) Leather goods - sales and incidental assembly and repair; (x) Lounges; (y) News stand or sundry; (z) Barber shop, beauty parlor, and shoe polishing stand; (aa) Travel and ticket agency; (ab) Sailmaker; (ac) Arts and crafts; (ad) Office for management and rental of the Property; (ae) Marine fuel pumps; (af) Any related or allied uses to the above if approved by the City Manager which approval may not be unreasonably withheld, conditioned or delayed.

         All Marina operations, including rental of all boat slips shall be directly controlled and operated by the Company unless the consent of the City Manager is given in writing to do otherwise on such conditions as are mutually agreeable to the City Manager and the Company.

         F. Section 8 of the Lease is hereby amended to read as follows:


         8. Construction Security Bond: Prior to the commencement of construction or the awarding of any contract for construction on the Property, which construction cost per contract is in excess of $200,000, the Company, at its sole cost and expense, shall furnish to the City a Payment and Performance Bond and/or Letter of Credit in an amount equal to 100% of the hard construction costs of the improvements to be constructed pursuant to said contract, and which shall name the City as the owner, dual obligee or beneficiary, as appropriate.

         The forms of such Payment and Performance Bond and/or Letters of Credit and the surety or institution issuing the same shall be subject to the prior written approval of the City Manager, which approval shall not be unreasonably withheld. Any Payment and Performance Bond and/or Letter of Credit may be enforced by the City in accordance with its terms.



         C. Section 10 of the Lease is hereby amended to read as follows:


         10. Taxes: During the term hereof, the Company covenants and agrees to pay all taxes of whatsoever nature lawfully levied or assessed against the Property and improvements, property, sales, rents or operations thereon, including but not limited to, ad valorem taxes. Payment thereof shall commence with and shall include taxes assessed for the current year. The Company further covenants and agrees to pay all of the said taxes, if any, lawfully assessed on such dates before delinquency. In the event the Company fails to pay the real property taxes by April 1st of each year, the Company shall be responsible to pay any interest and/or penalties charged by the tax assessor's office.

         In addition to the interest and/or penalties payable to the tax assessor's office, in the event that the Company becomes delinquent in the payment of real property taxes, the City, upon providing written notice to the Company, may require either of the following, at its sole, option: (1) the Company to escrow monthly to the City an amount equal to one-twelfth of the amount billed for ad valorem taxes, without discounts, during the previous calendar year plus 5% to cover estimated annual tax increases, provided, however, that sufficient funds, as determined by the City in its sole judgment, shall be paid to the City, with the first such escrow payment so that the aggregate of all such escrow payments shall be sufficient to pay the real estate taxes for that calendar year when due. Said amount shall be paid with the rent due on the first day of each month. In the event the amount escrowed is not sufficient to pay the full amount of taxes due, the Company shall pay the difference to the City, for remittance to the County within fifteen (15) days of receipt of notice from the City of the amount of such deficiency. In the event the amount of monies escrowed are in excess of the taxes due, the balance shall be applied to the following year's tax payment; or (2) the Company shall enroll in the Dade County Ad Valorem Tax Payment Plan. Provided, however, that notwithstanding any provision hereof to the contrary, the provisions of this paragraph shall not apply in the event that the Company pays a monthly escrow for ad valorem taxes to a leasehold mortgagee pursuant to the requirements of a leasehold mortgage.

Failure of the Company: (i) to pay the real property taxes when due and any interest or penalties charged in connection therewith, or, (ii) if required in accordance with the previous paragraph hereof, to pay the monthly real estate tax escrow to the City or enroll in the Dade County Ad Valorem Tax Payment Plan, shall Constitute an event(s) of default under this Lease Agreement, subject to the notice and cure provisions provided in Section 18 of this Lease.


         H. Section 13, paragraphs II and III are hereby amended to read as follows:

         II. Percentage Rental: The Percentage Rental shall be an amount equal to the cumulative total of the following percentages of Gross Receipts as defined herein:

               (a) Restaurant: 8% of the annual Gross Receipts of the Restaurant up to one million dollars ($1,000,000) and ten percent (10%) of the annual Gross Receipts of the Restaurant in excess of one million dollars ($1,000,000).

               (b) Retail Facilities: 10% of the annual rents received from the rentals paid by the respective retail subtenants, licensees and concessionaires;

               (c) Upstairs Restaurant: In the event the Company operates a restaurant on the second floor of the building on the Property (the "Upstairs Restaurant"), the Upstairs Restaurant shall pay 5% of the Gross Receipts of the Upstairs Restaurant.

         Percentage Rental shall be paid monthly in advance on the first day of each month during the term of this Lease.

         The amount to be paid each month in any given Lease year shall be equal to the aggregate of the following divided by twelve (12):

                    (i) the annual Gross Receipts for the Restaurant for the immediately preceding Lease year multiplied by the applicable percentage rate provided for in (a) above, plus

                    (ii) the annual Gross Receipts for the Retail Facilities for the immediately preceding Lease year multiplied by ten percent (10%), plus

                    (iii)the annual Gross  Receipts for the Upstairs  Restaurant for the immediately preceding Lease year multiplied by five percent (5%).

         As an example, which is included herein for purposes of clarification only,

if:

               (a) the annual Gross Receipts for the Restaurant for the Lease year ending September 30, 2004 are five million dollars ($5,000,000), and

               (b) the annual Gross Receipts for the Retail Facilities for the Lease year ending September 30, 2004 are four hundred thousand dollars ($400,000), and

               (c) the annual Gross Receipts for the Upstairs Restaurant for the Lease year ending September 30, 2004 are four million dollars ($4,000,000)

         then, monthly payments for the Lease year commencing October 1, 2004 shall be equal to seven hundred twenty thousand dollars ($720,000) divided by twelve (12), which equals sixty thousand dollars ($60,000) as follows:

      [($1,000,000 x 8%) plus ($4,000,000 x 10%) plus ($400,000 x 10%) plus
                   ($4,000,000 x 5%)] divided by 12 = $60,000

         III. Special Percentage Rental:

         In addition, as separate and additional consideration due the City, not included in the hereinabove Percentage Rental or the Minimum Annual Guaranteed Rental, the Company shall also pay to the City the following Special Percentage
Rental:

               (a) Two and a half cents ($0.025) per gallon of fuel sold; and

               (b) 15% of the annual Gross Receipts collected from dockage rental and dry storage of boats at the Property.

         Special Percentage Rental shall be paid monthly in advance on the first day of each month during the term of this Lease, and calculated in the manner indicated above for the payment of Percentage Rental.

         A new Section 13.IV is hereby added to the Lease, as follows:


         IV. Gross Sales/Gross Receipts: For purposes of this Lease, the term "Gross Sales" shall be considered synonymous and interchangeable with the term "Gross Receipts" and shall be construed to include all income to the Company and sublessees, whether collected or accrued, from all business conducted on the Property, including, but not limited to, the rental of space, the sale of food and beverage goods and services, or from any source whatsoever.

Gross Sales and/or Gross Receipts shall only include revenues and/or percentages of revenues collected or accrued.

         Gross Sales and/or Gross Receipts shall also include any revenues whether accrued or collected, attributable to any direct or indirect participation by the Company and/or its sublessees, or any of their officers or principals in the business or enterprise of another entity, person or tenant of the property besides the Company and/or sublessee per se, to the extent that such participation entitles Company and/or its sublessees, their officers or principals to receive remuneration; and further provided that such other business or enterprise is done on or "in connection with" the Property provided, however, that the term "in connection with" shall not include revenues which result merely from the physical adjacency of location or merely from joint promptional effort and advertising.

         Notwithstanding the foregoing, Gross Receipts shall exclude any sales taxes imposed, by law which are separately stated to and paid by the `purchaser or user, and are directly payable to a taxing authority. Gross Receipts shall further exclude gratuities or service charges which are payable to restaurant employees, all sums and credits received in settlement of claims for loss or damage to inventory or equipment, gains or losses from the sale of any capital assets or furniture, fixtures and equipment, and proceeds of any financing or refinancing of the Company's leasehold interest or improvements. In addition, Gross Receipts shall also exclude any sublease rent or other income received by the Company from the Restaurant, the Marina and/or `the Upstairs Restaurant in excess of the percentages described in Sections 13.II and 13.III above (Percentages: Restaurant: 8% of Gross Receipts up to $1,000,000; 10% of Gross Receipts in excess of $1,000,000; Upstairs Restaurant: 5% of Gross Receipts; and
Marina: 15% of Gross Receipts). Gross Receipts shall not include shall not include the gross sales of a subtenant in the Retail Facilities.

         The parties agree that the gross receipts of any subtenant subleasing the Restaurant, the Marina and/or the Upstairs Restaurant portions of the Property at any particular time shall be used to compute the Percentage Rental and Special Percentage Rental, as applicable, payable by the Company to the City pursuant to this section.

         Each remittance to the City of the monthly consideration, as required, shall include the applicable amount of State of Florida sales and use tax.

         The Company covenants and agrees that goods and services offered and sold on the Property by the Company, its tenants or sublessees that pay percentage rent, may be regularly audited by the City and/or its designee, during normal business hours and in a manner in accordance with Paragraph 16, and that the full amount of Gross Receipts attributable to the subject Property shall not in any way be diverted to any other business or enterprise.

         The City shall also have the right, at its option, to seek a tenant estoppel certificate or other confirmation from any sublessee or sub-sublessee who pays rent on a flat fee basis to confirm the computation of the rents paid and the computation of Rental payments due hereunder.

         J. A new Section 13.V is hereby added to the Lease, as follows:

V. Late Fees.

     i. The Company hereby acknowledges that late payment by the Company to the City of rent and other sums due hereunder will cause the City to incur costs not contemplated by this Agreement, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or any other sum due from the Company shall not be received by the City within fifteen (15) days after the Company's receipt of written notice from the City that such payment was not made on the date on which such sum was due (each, a " Notice of Payment Due"), the Company shall pay to the City a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs the City will incur by reason of late payment by the Company. Acceptance of such late charge by the City shall not constitute a waiver of the Company's default with respect to such overdue amount, nor prevent the City from exercising any of its other rights and remedies granted hereunder or at law or in equity.

     ii. Any amount not paid to the City within fifteen (15) days after the Company's receipt of a Notice of Payment Due shall bear interest at the rate of 12% per annum from its due date until paid. Payment of such interest shall not excuse or cure any default by the Company under this Agreement.



K. Section 1 9 is hereby amended to read as follows:


Upon execution of the Assignment and Assumption of Lease by and between the Company and Bayshore Landing, LLC, notices shall be sent to the parties at the following addresses:

To the City:                                     To the Company:
City of Miami                                    Bayshore Landing, LLC
City Manager                                     Robert W. Christoph, Jr.
3500 Pan American Drive                          300 Alton Road, Suite 303
Miami, FL 33133                                  Miami Beach, FL 33139

With copies to:                                  With copies to:
City of Miami                                    Bayshore Landing, LLC
Director of Economic Development                 Attn: Larry Rothstein
444 SW 2 Avenue, 3rd floor                       1870 S Bayshore Drive
Miami,FL33130                                    Miami, FL 33133

City of Miami                                    Wachovia Bank, NA
City Attorney                                    Attn: Anita Aedo, Senior VP
444 SW 2 Avenue, 9th Floor                       200 S Biscayne Blvd, Suite 1500
Miami, FL 33130                                  Miami, FL 33131

                                                 Wachovia
                                                 Bank, NA
                                                 Mail Code
                                                 739 P0
                                                 Box 13327
                                                 Roanoke,
                                                 VA 24011

All Rental payments to the City shall be mailed to the following address:

City of Miami
Finance Department - Rent Collections
444 SW 2 Avenue, 6th Floor
Miami, FL 33130

         The City, the Company or the Leasehold Mortgagee may change such mailing addresses at any time upon giving the other party written notice. In every case where under any of the provisions of this Lease Agreement or otherwise it shall or may become necessary or desirable to make or give any declaration or notice of any kind, such notice shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or by hand delivery, addressed to the above addresses.


         L. Section 21 of the Lease is hereby amended to read as follows:

         21. Insurance: The Company shall maintain during the term of this Agreement the following insurance subject to the approval of the City of Miami, Department of Risk Management.

         (a) Property Insurance: "Special Forth" property insurance form with extended coverage against loss or damage by earthquake, mudslide, windstorm, and flood.

         Amounts: Such coverage shall be in the following amounts: One Hundred Percent (100%) of the replacement cost on the building, business personal property and leasehold improvements (exclusive of foundation and excavation costs), lessee's alterations, improvements, fixtures, equipment, furniture, trade fixtures and floor coverings, including the expense of removal of debris as a result of damage by an insured peril (collectively, the "insured property") on the property with a maximum deductible of one percent (1%) for all perils other than windstorm and Two percent (2%) of the insured value for the peril of windstorm. Such windstorm and flood insurance is to be provided to the extent commercially available. Notwithstanding the foregoing, the parties acknowledge and agree `that coastal properties are often precluded from being insured by private insurers and that any casualty and windstorm insurance may have to be written through the Florida Joint Underwriters Association and/or other governmental or other insurance pool which may include certain prohibitions such as no replacement cost coverage.

         (b) Business Interruption Insurance: "Special Form" coverage with limits not less than the minimum annual rent, loss of profits, remuneration, and the debt service payments for the leasehold improvements during the full period of reconstruction following a loss.

         (c) Equipment Breakdown (Boiler and Machinery): Insurance covering repair and replacement of all boilers and machinery serving or benefiting the leasehold improvements. The policies of insurance shall be endorsed so as to provide use and occupancy coverage for the leasehold improvements in such amount as may be reasonably acceptable to the City.

         (d)Commercial General Liability Insurance: Commercial General Liability insurance on a commercial general liability coverage form with "broad form" coverage, or its equivalent, including contractual liability, products and completed operations, personal injury, liquor liability, and premises coverage, including parking lot coverage against sums adjudicated to be payable by the insured on account of bodily injury, death or property damage occurring in or about the property.

         Amounts: The limits of such coverage shall not be less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate single limit for bodily injury and property damage. The City must be included as an additional insured or additional loss payee, as applicable.

         (e) Marine Operators Legal Liability: Insurance with limits not less than One Million Dollars (1,000,000). The City must be included as an additional insured or additional loss payee, as applicable.

         (f) Property Coverage Docks and Piers: All Risk including Windstorm and Flood subject to replacement cost with a maximum deductible of five percent (5%) on all perils including the peril of windstorm. Such windstorm and flood insurance is to be provided to the extent commercially available. Notwithstanding the foregoing, the parties acknowledge and agree that coastal properties are often precluded from being insured by private insurers and that any casualty and windstorm insurance may have to be written through the Florida Joint Underwriters Association and/or other governmental or other insurance pool which may include certain prohibitions such as no replacement cost coverage.

         (g) Automobile Liability: Automobile Liability insurance covering all owned, non-owned, and hired vehicles used in connection with operations covered by this lease. The policy or policies of insurance shall contain limits not less than Five Hundred Thousand ($500,000) combined single limit for bodily injury and property damage. The City shall be named as an additional insured or additional loss payee, as applicable, on this coverage. The requirements of this provision will be waived upon submission of a written statement from the Company that no automobiles are used to conduct business.

         (h) Worker's Compensation: Worker's Compensation and occupational disease coverage in the amounts and types required by Chapter 440, of the Florida Statutes. Only the Company shall be named as an insured.

         (i) Umbrella: The Company shall further maintain an excess liability umbrella policy with limits not less than a combined single limit of One Million Dollars ($1,000,000).


         (j) Required Policy Provisions: All policies of insurance required to be provided and obtained may not be amended, cancelled, or materially changed without thirty (30) days written notice to the City of Miami. Said notice should be delivered to the City of Miami, Division of Risk Management, 444 S.W. 2nd Avenue, 9th Floor, Miami, Florida 33130, with a copy to City of Miami, Department of Economic Development, 444 S.W. 2nd Avenue, Miami, Florida 33130, or such address that may be designated from time to time.

         (k) Delivery: Current evidence of insurance coverage shall be supplied to the City of Miami Department of Risk Management with a copy to City of Miami Department Economic Development at the commencement of this Agreement, and a new evidence of insurance coverage shall be supplied at least Twenty (20) days prior to the expiration~ of each such policy. Insurance policies required above shall be issued by companies authorized to do business ` under the laws of the State of Florida, with the following qualifications as to management and financial strength: the company should be rated "A" as to management and no less than class "V" as to financial strength, in accordance with the latest edition of Best's Key Rating Guide, or the company holds a valid Florida Certificate of Authority' issued by the State of Florida, Department of Insurance, and be a member of the Florida Guarantee Fund. Receipt of any documentation of insurance by the City or by its representatives, which indicates less coverage than required, does not constitute a waiver of the Company's obligation to fulfill the insurance requirements hereof. The insurance coverage required shall include those classifications as listed in standard liability insurance manuals which most nearly reflect the operations of the Company.

         (1) Right to amend Insurance requirements: The City reserves the right to `reasonably amend the insurance requirements according to usual and customary standards in the insurance industry as circumstances dictate in order to protect the interest of the City in this Lease' Agreement.

         (m) Endorsement: The insurance policies required by this Agreement shall be endorsed as follows:

         "It is agreed that in the event of any claim or suit against the insured for damages covered by this policy, the insurance company will not deny liability by the use of a defense based on governmental immunity."

         M. Section 30 of the Lease is hereby amended to read as follows:

         30. Pledge of Leasehold Interest; Leasehold Mortgage:

         30.1 Definitions. For purposes of this Section 30, the following words shall have the meanings set forth below:

               (a) "Leasehold Mortgage" means a mortgage, deed of trust, or other instrument which constitutes, or any security interest given in connection therewith, which together constitute an encumbrance or lien upon the Company's leasehold estate or any part of it, or any related personal property, and Company's interest in the leasehold improvements (including the Company's interest as sublessor in any present or future subleases and any other interest of the Company in the leasehold improvements and personal property) as security for any loan, including the Company's construction loan provided that a Leasehold Mortgage shall not encumber the City's fee simple interest in the Property.

               (b) "Leasehold Mortgagee" means any holder of the Leasehold Mortgage and note or notes secured by it.


30.2 Pledge of Leasehold Interest

               (a) The Company may pledge its leasehold interest as security for industrial development bonds provided the quality of the assignee or pledge is approved by the City Manager which approval may not be unreasonably withheld. This section shall under no circumstances be construed to require the City to participate in the financing or the proposed redevelopment improvements. The City shall fully cooperate with the Company in respect to the reasonable requirements of Company's lender.

               (b) Notwithstanding the provisions set forth in Section 31 hereof and further provided that the City has not notified the Company in writing that an event of default has occurred which remains uncured, the Company shall have the right during the term of this Lease, to encumber the Company's leasehold interest by Leasehold Mortgage, for the purpose of acquisition financing, securing the financing of construction costs of leasehold improvements or the long-term financing or any refinancing of the same, provided that such Leasehold Mortgage shall not encumber the City's leasehold estate in the State Lease Property nor its fee simple title to the remainder of the Property.

Notwithstanding anything to the contrary in this Section or in this Lease, it is expressly agreed by and between the City and the Company, and (by acceptance of the Leasehold Mortgage) any Leasehold Mortgagee that the Company's right to place a Leasehold Mortgage against the Company's leasehold interest is subject to the following:

         1. At the time the Leasehold Mortgage is made, the Company has not been notified of any event of default under this Lease which remains uncured.

         2. No Leasehold Mortgagee or anyone claiming by, through or under the Leasehold Mortgage, shall by virtue of it, acquire any greater rights in the Property than the Company has under this Lease.

         3. The Leasehold Mortgage shall be expressly subject and subordinate to all conditions and covenants of this Lease and to the rights of the City and the State as to the State Lease Property. The Leasehold Mortgagee of any Leasehold Mortgage and the owner of any indebtedness secured by the Leasehold Mortgage, upon acquiring the Company's leasehold interest shall take the same subject to the terms, covenants and provisions of this Lease.

         4. The Leasehold Mortgage shall expressly provide that the Leasehold Mortgagee shall notify the City of default by the Company under the Leasehold Mortgage prior to commencing foreclosure proceedings.

         5. That any right of remedy available to any Leasehold Mortgagee as provided in this Section 30 shall be deemed to apply in all respects to any designee or nominee of such Leasehold Mortgagee.

         6. That the City shall execute and deliver to any Leasehold Mortgagee a non-disturbance agreement in form and substance reasonably satisfactory to such Leasehold Mortgagee and the City.

         7. That  except  as  expressly  prohibited  by the  provisions  of this
Section 30, any Leasehold Mortgage may be upon such terms and conditions as the Company and Leasehold Mortgagee may agree.

         8. In no event may the amount of such leasehold financing (or refinancing) when made exceed the greater of: (a) Eighty percent (80%) of the fair market value of the leasehold interest and all the leasehold improvements thereon, or (b) Eighty percent (80%) of the Replacement Costs ("Replacement Costs" are defined as the total construction costs in the future for replacing and/or replacing and improving the leasehold improvements on the Property). The Company shall deliver to City promptly after execution by the Company a true and verified copy of any Leasehold Mortgage, and/or any amendment, modification or extension thereof, together with the name and address of the owner and holder thereof. The Company may not encumber the Company's leasehold interest as security for any indebtedness of the Company with respect to any real or personal property now or hereinafter owned or leased by the Company other than the leasehold interest and leasehold improvements.

         9. During the continuance of any Leasehold Mortgage until such time as the lien of any Leasehold Mortgage has been satisfied, and provided a true and verified copy of such Leasehold Mortgage (and any amendments, modifications or extension thereof) shall have been delivered to the City Manager together with a written notice of the name and address of the owner and holder thereof as provided in Section 30(b) above:

         (a) The City shall not agree to any mutual termination nor accept any surrender of this Lease (except upon the expiration of the term hereof). In additions the City shall not consent to any material amendment or modification of this Lease, or waive any rights or consents it may be entitled to pursuant to the terms hereof, without the prior written consent of Leasehold Mortgagee, which consent shall not be unreasonably delayed or withheld.

         (b) Notwithstanding any default by the Company in the performance or observance of any covenant, condition or agreement of this Lease on the part of the Company to be performed or observed, the City shall have no right to terminate this Lease even though a default or an event of default under this Lease shall have occurred and be continuing, unless and until the City Manager shall have given Leasehold Mortgagee written notice of such default or event of default; and Leasehold Mortgagee shall have failed to remedy such default or to acquire the Company's leasehold interest created hereby or to commence foreclosure or other appropriate proceedings in the nature thereof, all as set forth in, and within the time specified by this Section 30.

         (c) Subject to the provisions of subparagraph (d) immediately below, Leasehold Mortgagee shall have the right, but not the obligation, at any time prior to termination of this Lease, to pay all of the rent and other payments due hereunder, to provide any insurance, to pay any taxes and make any other payments, to make any repairs and improvements, to continue to construct and complete the leasehold improvements, and do any other act or thing required of the Company hereunder, and to do any act or thing which may be necessary and proper to be done in the performance and observance of the covenants, conditions and agreements hereof to prevent the termination of this Lease. All payments so made and all things so done and performed by

Leasehold Mortgagee shall be as effective to prevent a termination of this Lease as the same would have been if made, done and performed by the Company instead of by Leasehold Mortgagee. Any act or inaction by a Leasehold Mortgagee shall be at the sole discretion of the Leasehold Mortgagee.

         (d) Should any event of default under this Lease occur, Leasehold Mortgagee shall have sixty (60) days, or such additional time as is reasonably necessary to diligently cure same, after receipt of written notice from the City Manager setting forth the nature of such default, to remedy same and, if the default is such that possession of the Property may be reasonably necessary to remedy the default, Leasehold Mortgagee shall, within one hundred fifty (150) days after receipt of such written notice from the City Manager, commence and diligently prosecute a foreclosure action or such other proceeding as may be necessary to enable Leasehold Mortgagee to obtain such possession; provided that
(i) Leasehold Mortgagee shall have fully cured any default in the payment of any monetary obligations of the Company under this Lease within such sixty (60) day period and shall continue to pay currently such monetary obligations as and when the same are due, (ii) the Leasehold Mortgagee shall within six (6) months of the date that it takes possession of the Property employ an Acceptable Operator, subject to the approval of the city Manager which approval shall not be unreasonably withheld, conditioned or delayed, for the continued operation of the Property and leasehold improvements, under the terms and conditions of this Lease, and (iii) the Leasehold Mortgagee shall have acquired the Company's leasehold interest created hereby or commenced foreclosure or other appropriate proceedings in the nature thereof within such one hundred and fifty (150) day period, and shall be diligently and continuously prosecuting any such proceedings to completion. All rights of the City Manager to terminate this Lease as the result of the occurrence of any event of default shall be subject to and conditioned upon the City Manager having first given Leasehold Mortgagee written notice of such default and Leasehold Mortgagee having failed to remedy such default or acquire the Company's leasehold interest created hereby or commence foreclosure or other appropriate proceedings in the nature thereof as set forth in and within the time period specified by this subparagraph (d).

         (e) An event of default under this Lease which in the nature thereof cannot be remedied by Leasehold Mortgagee shall be deemed to be remedied if: (i) within one hundred and fifty (150) days after receipt of written notice from the City Manager setting forth the nature of such default, Leasehold Mortgagee shall have acquired the Company's leasehold interest or commenced foreclosure or other appropriate proceedings in the nature thereof (ii) Leasehold Mortgagee shall diligently and continuously prosecute any such proceedings to completion; (iii) within sixty (60) days after receipt of written notice of default from the City~ Manager setting forth the . nature of such default, Leasehold Mortgagee shall have fully cured any default which does not require possession of the Property, including a default in the payment of any monetary obligations of the Company under this Lease, and shall thereafter continue to faithfully perform all such obligations which do not require possession of the Property; and (iv) within six
(6) months after Leasehold Mortgagee shall have gained possession of the Property, Leasehold Mortgagee shall have employed an Acceptable Operator and shall continue to employ an Acceptable Operator throughout the Lease term.

         (f) If the Leasehold Mortgagee is prohibited by any process, or injunction issued by any court, or by reason of any action by any court having jurisdiction of any bankruptcy, debtor rehabilitation or insolvency proceedings involving the Company from commencing, or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the times specified in subparagraphs (d) and (e) above for commencing or prosecuting such forec1osure or other proceeding shall be extended for the period of such prohibition; provided that Leasehold Mortgagee shall have fully cured any default including a default in the payment of any monetary obligations of the Company under this Lease, and shall continue to perform currently such obligations as and when the same fall due, and provided that Leasehold Mortgagee shall diligently attempt to remove any such prohibition.

         (g) The City Manager shall mail to Leasehold Mortgagee a duplicate copy by certified mail of any and all notices: (i) which the City may from time to time give to or serve upon the Company pursuant to the provisions of this Lease, and (ii) which the City shall have received from the State of Florida with regard to the State Agreements. No notice by the City Manager to the Company hereunder shall be deemed to have been given unless and until a copy thereof has been mailed to the Leasehold Mortgagee.

         (h) Foreclosure of a Leasehold Mortgage or any sale thereunder, whether by judicial proceedings or by virtue of any power of sale contained in the Leasehold Mortgage, or any conveyance of the leasehold interest to Leasehold Mortgagee (or an entity owned or controlled by it) by virtue or in lieu of the foreclosure or other appropriate proceedings in the nature thereof.

or by reason of an action by a court having jurisdiction of any bankruptcy, debtor rehabilitation or insolvency proceedings involving the Company, shall not require the consent of the City or constitute a breach of any provision of, or a default under, this Lease. Upon such foreclosure, sale or conveyance, the City shall recognize Leasehold Mortgagee, an entity owned or controlled by it, or other foreclosure sale purchaser as tenant hereunder; provided, that Leasehold Mortgagee, an entity owned or controlled by it or other foreclosure sale purchaser shall qualify as or shall employ an Acceptable Operator within six (6) months of the date of such foreclosure, sale or conveyance, and shall continue to qualify as or employ an Acceptable Operator throughout the term of this Lease. Said Acceptable Operator shall be subject to approval by the City Manager which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything herein to the contrary, the Leasehold Mortgagee, an entity owned or controlled by it, or other foreclosure sale purchaser, shall not become liable for the performance or observance of any covenants or conditions to be performed or observed by the Company, unless or until the Leasehold Mortgagee, an entity owned or controlled by it, or other foreclosure sale purchaser acquires possession of the leasehold estate. Such Leasehold Mortgagee, an entity owned or controlled by it, or other foreclosure sale purchaser acquiring the leasehold estate shall be liable for the performance and observance of the terms, covenants and conditions of this Lease for so long as such Leasehold Mortgagee, an entity owned or controlled by it, or other foreclosure sale purchaser owns such leasehold estate. Further, provided, that in the event there are two or more Leasehold Mortgages or foreclosure sale purchasers (whether the same or different Leasehold Mortgages), the City shall have no duty or obligation whatsoever to determine the relative priorities of such Leasehold Mortgages or the rights of the different holders thereof and/or foreclosure sale purchasers.

         (i) Nothing contained herein or in any Leasehold Mortgage shall be deemed or construed to relieve the Company from the full and faithful observance and performance of its covenants, conditions and agreements contained herein, or from any liability for the non-observance or non-performance thereof; or to require or provide for the subordination to the lien of such Leasehold Mortgage of any estate, right, title or interest of the City in or to the Property, the leasehold improvements or this Lease. Nothing in this Lease Agreement shall be deemed an agreement on the part of the City to subordinate its leasehold estate in the State

Lease Property or its fee simple interest in the remainder of the Property to the lien of any Leasehold Mortgage placed on the Company's leasehold interest.

         (j) The City hereby subordinates and waives any and all liens on and security interests in the Company's property which the City may now have or may be entitled to in the future pursuant to Florida Statutes ss.83.08, to any and all liens and security interests which the Leasehold Mortgagee may now or hereafter have on the Company's property as security for any loan(s) now or hereafter made by' the Leasehold Mortgagee to the Company relating to the Property. The City hereby agrees that this subordination and waiver shall be self-operative as to any future lien(s) or security interest(s), which the Leasehold Mortgagee may acquire on the Company's property as security for any loan(s) to the Company relating to the Property, and no further instrument of waiver shall be required.

N. Section 31 of the Lease is hereby amended to read as follows:

         31. Assignment and Subletting of Premises or Transfer of Stock: The Company shall not at any time during the term of this Lease Agreement assign this Lease Agreement or sublet any portion or part thereof, except and by virtue of written authorization granted by the City Manager. Said authorization shall not be unreasonably withheld, conditioned or delayed. The foregoing requirement shall not apply to sub-leasing space to subtenants of the Company, or their respective subtenants, provided that any such sublease is not for (i) the entire Leased Premises, (ii) the entire Retail Facilities, as defined herein, (iii) the entire Marina, (iv) the Restaurant (currently known as Monty's Raw Bar), located on the ground floor of the Property, as such establishment currently exists or as it may be expanded in the future, or (v) any other sublease that will need an occupational license for a restaurant in order to operate its business within the proposed subleased premises.

         The Company agrees that all such subleases shall be in writing and shall provide for the payment of rents that are not substantially below the then fair market value of similar facilities in the Coconut Grove area of the City of Miami. Provided, however, that in the event the Company does not self manage the Restaurant and/or the Retail Facilities, the Company shall be permitted to sublease not more than 2,000 square feet of the Retail Facilities to any sublessee managing one or more of the Essential Services, at a rate that is not less than $9 per square foot.

         The Company is a limited partnership authorized to do business in the State of Florida, and agrees that it will not transfer any partnership interests or change any general partners during the term of this Agreement until such transfer or change is approved by the City Manager of the City, which approval shall not be wireasonably withheld, conditioned or delayed.

         Bayshore Landing, LLC ("Bayshore") is a limited liability company and upon execution of the Assignment and Assumption of Lease with Grove Marina Market, Ltd., Bayshore shall become the "Company" for the purposes of this Lease. Bayshore agrees that, except as provided below, it will not transfer any membership interests in, or change managers of, Bayshore during the term of this Agreement until such transfer or change is approved by the City Manager of the City, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Bayshore shall be permitted to transfer membership interests in the Company and change managers so long as either the Christoph Family Trust or HMG Bayshore, LLC has a controlling interest in the Company and the management thereof.

         In the event a corporation were to become the "Company" for the purposes of this Lease, that corporation shall not be permitted to transfer any of its stock in the corporation or change the management thereof during the term of this Agreement until such transfer or change is approved by the City Manager of the City, which approval shall not be unreasonably withheld, conditioned or delayed.



         O. A new Section 38 is hereby added to the Lease, as follows:


         38. Discharge of Mechanics Liens. The Company shall not suffer or permit any mechanics liens to be filed against the fee simple title to the Property, nor against the Company's leasehold estate or the improvements, by reason of the work, labor, services or materials supplied or claimed to have been supplied to the Company or any sublessee. The Company shall obtain releases or waivers of the contractor, subcontractors and any other persons furnishing work and materials discharging all liens and claims for all work and materials furnished and similar releases from the architect or other recipient in the case of payments out of the funds to the architect or other recipient. Nothing in this Agreement shall be construed as constituting the consent or request of the City, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Property or the leasehold improvements. If any mechanics lien shall at any time be filed against the Property including the leasehold improvements, the Company shall cause it to be discharged of record or transferred to bond or contested within thirty (30) days or such additional time as reasonably necessary after the date the Company has knowledge of its filing. If the Company shall fail to discharge or transfer to bond or contest a mechanics lien within that period, then in addition to any other right or remedy, the City may, but shall not be obligated to, discharge the lien either by paying the amount claimed to be due or by procuring the discharge of the lien by deposit in court or bonding, or in the event the City shall be entitled, if it so elects, to compel the prosecution of any action for the foreclosure of the mechanics lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances with the understanding that all amounts paid by the City shall constitute additional rent due and payable under this Agreement and shall be repaid to the City by the Company immediately upon rendition of an invoice or bill by the City. The Company shall not be required to pay or discharge any mechanics lien so long as the Company shall in good faith proceed to contest the lien by appropriate proceedings and if the Company shall have given notice in writing to the City of its intention to contest the validity of the lien and upon request of the City, if necessary to protect the City's fee simple interest, shall furnish and keep in effect a surety bond of a responsible and substantial surety company reasonably acceptable to the City or other security reasonably satisfactory to the City in an amount sufficient to pay one hundred ten percent of the amount of the contested lien claim with all interest on it and costs and expenses, including reasonable attorneys fees, to be incurred in connection with it.

         P. A new Section 39 is hereby added to the Lease, as follows:

         39. Safety: The Company and each of its sublessees shall allow the City inspectors, agents or representatives the ability to monitor compliance with safety precautions as required by federal, state or local laws, rules, regulations and ordinances. By performing these inspections the City, its agents, or representatives are not assuming any liability by virtue of these laws, rules, regulations and ordinances. The Company and its sublessees shall have no recourse against the City, its agents or representatives from the occurrence, non-occurrence or result of such inspection(s). Simultaneously with the assignment of this Agreement, the Company shall contact the City's Risk Management Department Safety Unit in writing to coordinate such inspection(s).



         Q. A new Section 40 is hereby added to the Lease, as follows:


         40. Americans With Disabilities Act: The Company and each of its sublessees shall affirmatively comply with all applicable provisions of the Americans with Disabilities Act ("ADA"), including Titles I and II of the ADA (regarding nondiscrimination on the basis of disability) and all applicable regulations, guidelines and standards. The City shall not require the Company to make improvements or renovations not otherwise required by ADA or other applicable law. Additionally, the Company shall, and shall require that each of its Sublessees, take affirmative steps to ensure nondiscrimination in the employment of disabled persons.

         R. A new Section 41 is hereby added to the Lease, as follows:

         41. Condemnation:

         41.1 Definitions. For purposes of this Section 41, the following words shall have the meanings set forth below:

         (a) "Date of Taking" means the earlier of: (i) the date on which actual possession of all or less than all of the Property and leasehold improvements, as the case may be, is acquired by any lawful power or authority pursuant to the provisions of applicable law, or (ii) the date on which title to all or less than all of the Property and leasehold improvements, as the case may be, has vested in any lawful power or authority pursuant to the provisions of applicable law.

         (b) "Net Condemnation Award" means the actual amount of the award paid, in connection with or arising from the acquisition or other taking of all or less than all of the Property and leasehold improvements, as the case may be, less all reasonable out-of-pocket expenses incurred by the City, the Company or any Leasehold Mortgagee in connection with obtaining such award, including, without limitation, all reasonable attorneys' fees and disbursements incurred in connection therewith.

         41.2 Entire Property Taken by Condemnation. In the event that all of the Property and the leasehold improvements (or such portion thereof as shall, in the good faith opinion of the Company, render it economically unfeasible to effect restoration thereof for its intended purpose) shall be taken for any public purpose by the right of condemnation, the exercise of the power of eminent domain or shall be conveyed by the City and the Company acting jointly to avoid proceedings of such taking, the Rental pursuant to this Lease shall be prorated and paid by the Company to the Date of Taking or conveyance in lieu thereof, and this Lease shall terminate and become null and void as of the Date of Taking or such conveyance; and the amount of damages resulting to the City and the Company, respectively, and to their respective interests in and to the Property, the leasehold improvements, and in connection with this Lease, shall be separately determined and computed by the court having jurisdiction and separate awards and judgments with respect to damages to the City and the Company, respectively, and to each of their respective interests, shall be made and entered.

         In the event that a court shall make a single Net Condemnation Award without separately determining the respective interests of the City and the Company, and if the City and the Company shall not agree in writing as to their respective portions of an award within thirty (30) days after the date of the, final determination by the court of the amount of it, the City and the Company agree to submit the matter to the court on stipulation for the purpose of a judgment determinative of their respective shares. In any event, the City shall be entitled to receive its reversionary interest in the Property and leasehold improvements and the City's present value of Rental due under the terms of the Lease Agreement. The Company shall be entitled to an award for the value of the Company's leasehold estate in the Property and the leasehold improvements, which a buyer willing but not obligated to buy, would pay therefor in an arms length transaction. In no event shall the Company be entitled to compensation for any fee ownership interest in the Property at the time of condemnation.

         41.3 Partial Taking of Property by Condemnation.

         (a) in the event less than all of the Property and/or leasehold improvements shall be taken for any public use or purpose by the right or the exercise of the power of eminent domain, or shall be conveyed by the City and the Company acting jointly to avoid proceedings of such taking, and the Company shall be of the good faith opinion that it is economically feasible to effect restoration thereof, then this Lease and all the covenants, conditions and provisions hereunder shall be and remain in full force and effect as to all of the Property not so taken or conveyed (except as provided in subsection 41.4). Subject to the rights of the Leasehold Mortgagee, the Company shall to the extent the proceeds of the Net Condemnation Award are made available to it, pursuant to the terms hereof, remodel, repair and restore the leasehold improvements so that they will be comparable to the leasehold improvements prior to the condemnation, taking into consideration the fact of the condemnation; provided, however, that in so doing, the Company shall not be required to expend more than the amount of any Net Condemnation Award actually received by the Company.

         (b) The Net Condemnation Award allowed to the City and the Company shall be paid to and received by the parties hereto as follows:

               (i) There shall be paid to the City the value of the portion of the land so taken, which land shall be valued as if unimproved and unencumbered;

               (ii) There shall be paid to the Company any amount by which the Company's profits and value of the Company's interest in this Lease have been reduced by the taking;

               (iii) There shall be paid to the Company the amount, required to complete the remodeling and repairs to the leasehold improvements pursuant to (a) above;

               (iv) The City and the Company shall be paid portions of the balance of the Net Condemnation Award or awards, if any, which are allocable to and represented by the value of their respective interest in the Property as found by the court in its condemnation award. In the event that a court shall make a single Net Condemnation Award without separately determining the respective interests of the City and the Company and if the City and the Company shall not agree in writing as to their respective portions of such award within thirty
          (30) days after the date of the final determination by the court of the amount of it, the City and the Company agree to submit the matter to the court on stipulation for the purpose of a judgment determinative of their respective shares.

         41.4 Adjustment of Minimum Annual Guaranteed Rental Upon Partial Taking. In the event a part of the Property and the leasehold improvements thereon, if any, shall be taken for any public use or purpose by the exercise of the power of eminent domain, or shall be conveyed by the City and the Company acting jointly to avoid proceedings of such taking, then Rental pursuant to this Lease Agreement shall be paid by the Company to the Date of Taking or conveyance in lieu thereof, and after such date the Minimum Annual Guaranteed Rental for the remainder of the Property shall be reduced by an amount equal to the Minimum Annual Guaranteed Rental then in effect multiplied by the percent by which gross receipts is affected by such taking.

         41.5 Deposit of Condemnation Award with Escrow Agent. Unless the effect of a condemnation proceeding shall be to terminate this Lease Agreement by operation of law or as provided in Section 41.2 above, and except as may be provided in any Leasehold Mortgage to, or agreement with, any Leasehold Mortgagee described in Section 30 above, any Net Condemnation Award made in respect of the leasehold improvements in a condemnation proceeding shall be deposited with the Leasehold Mortgagee as escrow agent (unless Leasehold Mortgagee refuses to act as such, in which case the City and the Company shall select a bank to serve as escrow agent) to be disbursed for the cost of restoring the leasehold improvements and for related purposes.

         41.6 Rights of Leasehold Mortgagee. The City and the Company shall not settle or compromise the amount or division of any Net Condemnation Award in any condemnation proceeding without any Leasehold Mortgagee's reasonable consent. Any Leasehold Mortgagee of the Company shall be entitled to appear in any condemnation proceedings and make claim for the share of any award to which the Company is entitled by the terms of this Section.

         41.7 Temporary Taking. In the event that all or any portion of the leasehold improvements or the Property shall be taken by the right of condemnation or the exercise of the power of eminent domain for governmental use or occupancy for a temporary period, this Lease Agreement shall not terminate and the Company shall continue to perform and observe all of its obligations (including the obligation to pay Rental as provided throughout this Lease
Agreement) as though the temporary taking had not occurred except only to the extent that it may be prevented from so doing by the terms of the order of the authority which make the temporary taking or by the conditions resulting from the taking, including the loss of its possession of all or any part of the leasehold improvements or the Property. In the event the temporary taking for governmental occupancy is for a period entirely within the term of this Lease Agreement, then the Company shall be entitled to receive the entire amount of any Net Condemnation Award made for the taking, whether paid by way of damages, rent or otherwise. If the period of governmental occupancy extends beyond the termination of the Lease term, the City shall be entitled to receive that portion of the Net Condemnation Award allocable to the period beyond the termination of the Lease term. The amount of any Net Condemnation Award payable to the Company, on account of a temporary taking of all or any part of the leasehold improvements, shall be deemed a part of the Company's leasehold estate for all purposes in this Lease Agreement. If the Net Condemnation Award does not separately determine the amount applicable to the taking of the interest of the City in this Lease Agreement and in the leasehold improvements and if the City and the Company shall not agree in writing as to their respective portions of such award, then the City and the Company shall submit the matter to the court on stipulation for the purpose of a judgment determinative of the interest of the parties.

         S. The City and the Company agree that the 1991 Memorandum is hereby superseded and replaced by this Amendment.

         T. Exhibit C: Exhibit C of the Lease Agreement is hereby deleted in its entirety and replaced with Exhibit C-1, attached hereto and made a part hereof. Any and all references to Exhibit C shall hereinafter be deemed to refer to Exhibit C-1.

         In addition to the public parking spaces provided in Exhibit C-1, the Company shall have the right to use, on a non-exclusive basis and in common with the public, the parking spaces located in: (i) the waterfront users' parking lot immediately adjacent to the Property at 2600 South Bayshore Drive, and (ii) the public parking lot at the corner of South Bayshore Drive and Pan American Drive. In the event any of the above spaces are no longer available for the Company's use, the City shall provide an alternative parking space(s) to fulfill its obligations in accordance with Section 11 of this Lease.

         4. Release of City: The Company, for itself, and its heirs, successors and assigns, does hereby absolutely and irrevocable waive, and remise, release, acquit, satisfy and forever discharge the City of Miami and its respective elected officials, officials, employees, administrators, agents, consultants, committees and members thereof, whether public employees or private citizens, and their respective heirs, executors, administrators, personal representatives, successors and assigns (the "Released Parties"), of and from, any and all causes of action, actions, suits, obligations, liabilities, debts, dues, sums of money, costs, losses, penalties, fines, expenses (including attorney's fees), damages, judgments, claims and demands whatsoever which the Company, or any of its successors or assigns, now has, ever had, or may have in the future, whether asserted or unasserted, against the Released Parties, or any of them, by reason of any matter, cause or thing whatsoever relating to, or arising out or in connection with or resulting , in any manner from, this Lease, the State Lease or the Waiver.

         5. No Implied Modifications: Except as specifically provided herein, all of the terms and provision of the Agreement shall remain in effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Lease Agreement on the day and year first above written.

ATTEST:                                            City of Miami, a municipal
                                                   corporation of
                                                   the State of Florida

By: /s/ Priscilla A. Thompson                      By: /s/ Joe Arriola
---------------------------------------            -----------------------------
Priscilla A. Thompson, City Clerk                  Joe Arriola, City Manager

Approved As To Form And Correctness:

/s/ Maria J. Chiaro
------------------------------------------
Maria J. Chiaro, Interim City Attorney


Approved As To Insurance Requirements:

Approved
----------------------------------------------
Dania Carrillo, Risk Manager

                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                                Grove Marina Market, Ltd., a Florida limited liability company

                                By: Grove Marina Market, Inc., a Florida
                                corporation, its general partner

                                By: /s/ Juan T. O'Naghten
                                ---------------------------------------
                                Juan T. O'Naghten

WITNESSES:

/s/ L.S. Wittenmyer
----------------------------------
Signature

L.S. Wittenmyer
----------------------------------
Print Name

/s/ Diane Clark
----------------------------------
Signature

Diane Clark
----------------------------------
Print Name